BIG SKY TRANSPORTATION CO.
                 Billings Logan International Airport
                          1601 Aviation Place
                       Billings, Montana  59105

                            (406) 245-9449



                                NOTICE
                           OF ANNUAL MEETING




To the Stockholders of Big Sky Transportation Co.:

The Annual Meeting of the Stockholders will be held in the Skybridge Room, located on Level 2 of the Billings Sheraton Hotel, 27 North 27th Street, Billings, Montana, on July 18, 1996, at 3:30 p.m. (local time) for the following purposes:

(1) To elect six directors to serve for one-year terms.

(2) To consider and ratify the appointment of KPMG Peat Marwick as independant auditors.

(3) To consider and ratify the Open Market Repurchase Plan set forth on pages ___ through ___ of the Proxy Statement.

(4) To consider and approve the 1996 Stock Option Plan set forth on pages ___ through ___ of the Proxy Statement.

(5) To consider and ratify the Special Stock Option Plan set forth on pages ___ through ___ of the Proxy Statement.

(6) To consider and approve the 1996 Stock Bonus Plan set forth on pages ___ through ___ of the Proxy Statement.

(7) To consider and approve the Organizational Restructure Plan set forth on pages ___ through ___ of the Proxy Statement.

(8) To consider and approve the Plan of Recapitalization set forth on pages ___ through ___ of the Proxy Statement.

Each of the above proposals is summarized on the accompanying Proxy Statement and copies of pertinent statutes are included with the Proxy Statement.

In addition to the foregoing, shareholders will act upon such matters as may properly come before the meeting, or any adjournments thereof.

Stockholders of record of Common Stock at the close of business on June 5, 1996 are entitled to vote at this meeting or any adjournment thereof.

Stockholders, who will not be attending the meeting, or who do not wish to vote in person, are requested to execute the enclosed proxy and return it promptly in the enclosed envelope so that their shares will be voted at the meeting.

                          On Behalf of the Board of Directors of
                          BIG SKY TRANSPORTATION CO.

                          /s/ Terry D. Marshall
                          TERRY D. MARSHALL
                          President/CEO


                          /s/ Craig Denney
Billings, Montana         CRAIG DENNEY
May 8, 1996               Corporate Secretary

                      BIG SKY TRANSPORTATION CO.
                 Billings Logan International Airport
                          1601 Aviation Place
                       Billings, Montana  59105

                            (406) 245-9449






                            PROXY STATEMENT





   THIS PROXY STATEMENT IS BEING FURNISHED BY THE BOARD OF
   DIRECTORS AND MANAGEMENT OF BIG SKY TRANSPORTATION CO. IN
   CONNECTION WITH ITS SOLICITATION OF PROXIES FOR USE AT THE
   ANNUAL MEETING.


Only holders-of-record of Common Stock at the close of business on June 5, 1996 may vote at the meeting or any adjournment. As of that date, there were 5,307,314 outstanding shares of Common Stock, the only class of securities of the Corporation outstanding and entitled to vote at the meeting.

The holders-of-record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

For Proposal No.1 (the election of directors) each holder of common stock present in person or represented by proxy has the right to cumulate his or her votes for the election of directors by multiplying the number of votes to which the stockholder is entitled to vote by six (6) (the total number of directors to be elected) and cast all such votes for one nominee or distribute the total votes among any two or more nominees. The persons designated as proxies on the enclosed form of proxy will exercise discretionary authority to cumulate votes as to the shares for which they are designated as proxies, should they deem cumulative voting to be desireable at the time of the meeting. For purpose of determining the outcome of the vote on the election of directors, an instruction to "abstain" from voting will be treated as shares present and entitled to vote, but will not be voted for or against any nominee.

For Proposal Nos. 2,3,4,5 and 6 (appointment of accountants, ratification of Open Market Repurchase Plan, approval of 1996 Stock Option Plan, ratification of Special Stock Option Plan and approval of 1996 Stock Bonus Plan), the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter, is necessary for approval. For purposes of determining the outcome of the votes on all of these proposals, an instruction to "abstain" from voting on a proposal would be treated as shares present and entitled to vote, but will not be voted for or against any proposal.

For Proposals Nos. 1 through 6, broker non-votes, which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in-person or represented by proxy on a voting matter and shall have no effect on the outcome of the vote.

For Proposals Nos. 7 and 8 (approval of Organizational Restructure Plan and
Plan of Recapitalization), the affirmative vote of two-thirds of all shares entitled to vote, being all of the Corporation's outstanding shares, is necessary for approval. For purposes of determining the outcome of the vote on these two proposals, an instruction to "abstain" from voting on a proposal must be treated by the Corporation as a vote against the proposal. Accordingly, all shareholders are encouraged to vote on the proposals, rather than to abstain. Broker non-votes must be counted by the Corporation as votes against the proposal and therefore, will affect the outcome of the vote on Proposals Nos. 7 and 8.

The Corporation has filed its annual report which contains information concerning the Corporation and its operations, including financial statements, on Form 10-K for the fiscal year ended June 30, 1995, with the U.S. Securities and Exchange Commission (SEC). A copy of the fiscal 1995 Annual Report, including financial statements, the Form 10K and quarterlies accompanies this Notice of Annual Meeting and Proxy Statement, and is being mailed to each stockholder of record as of April 1, 1996. The financial statements, the notes thereto, the accountant's report therein, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Annual Report are incorporated herein by reference. No other part of such report is incorporated herein or is to be considered proxy soliciting material.

The following information and data regarding the Corporation are set forth, per specific federal requirements. Copies of this document have been provided to the SEC and the Pacific Stock Exchange.


Directors/Executive Officers: Executive officers of the corporation are elected by and serve at the discretion of the Board of Directors. No arrangement exists between any executive officer and any other person or persons pursuant to which any officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Corporation.

Name: Executive Office(s) held with Big Sky Transportation Co.     Age       Director    Stock     % of
Principal Occupation, Outside Directorship & Education (a)                   Since       Owned(b)     Class

Jack K. Daniels                                                    70        1990        73,350    1.4

Vice Chairman & Assistant Secretary of Big Sky TransCo since
April 1995. Former Owner and President Servair Accessories,
Inc., fixed-base aviation operator, Williston, ND; Chairman,
North Dakota State Aeronautics Commission; Treasurer, National
Committee of Cities and States for Airline Service.

Craig Denney                                                        42        1995        23,352    0.4

Executive Vice President and Division Manager, December 1995 to date; Vice President of Service & Operations, Chief
Operations Officer of Big Sky TransCo 1989 to December 1995;
Secretary, April 1995 to date.  Station Manager, Director of
Customer Service, Director of Ground Services & Vice President of Ground Services with Big Sky TransCo (1978-1988);
Transportation Agent with Northwest Airlines, Inc. in Great
Falls and Butte, MT.(1974-1979). Chairman, Air Carrier Advisory
Committee, Billings Logan International Airport (1990-1995);
Member Aviation Program Advisory Council, Rocky Mountain
College (1995).  A.A. Aviation Administration, Anoka Ramsey
Jr. College (Minnesota).

Stephen D. Huntington                                               39        1995             0    0.0

Principal, Mountain West Management and Northern Rockies Venture
Fund, Helena, MT. Manager, Corporate Development & Finance, MSE
Inc., Butte, MT.; Director, Montana Private Capital Network;
Director, Environmental Reclamation Northwest, LLC; Director,
MSE-HKM Engineers, Inc.; Director, MSE Technology Applications,
Inc.  B.A. Political Science; Graduate Studies in Law & Public
Administration, University of Montana.

Jon Marchi                                                          49        1979       139,184    2.6

Chairman of the Board & Treasurer of Big Sky TransCo since
April 1995, Secretary 1991-1995.  President, Marchi Angus
Ranches, Polson, MT; Director/Chairman Glacier Venture Fund,
Montana Small Business Investment Corporation; Director/
Chairman Development Corporation of Montana; Director/President
Montana Private Capital Network; Director, Montana Community
Finance Corporation; Director, Montana Business Connections;
Director College of Business Advisory Board- MSU Billings;
Director, Montana SBA Advisory Council; Elected Trustee school
District #35, Lake County, Montana.  B.S. Business & M.S. Finance,
University of Montana.

Terry D. Marshall                                                   50        1980       107,343    2.0

President & CEO Big Sky TransCo since 1980; Temporary CFO,
February 1995 to date; Chairman (1991-March 1995), Vice President
Planning (1979-1980) and Director Market Planning (1979). Employed by Hughes AirCorp d/b/a Hughes AirWest (1972-1978), TAP, Inc.
Economic & Aviation Consultants (1970-1972) and Ford Motor
Corporation (1969-1970).  Past Board member and officer, Regional
Airline Association; past member, Montana Board of Aeronautics.
B.S. Economics & Business, Montana State University; M.S. Economics,
Oregon State University.

Alan D. Nicholson                                                   55        1994        53,350    1.2

Owner & President Nicholson, Inc., commercial real estate development, Helena, MT; President-elect, Helena Area Chamber of
Commerce; Member, Montana State University Foundation Board;
Member, President's Council, Carroll College; Second Vice
President, Montana Ambassadors.  B.S. Mathematics & Physics,
Montana State University; M.A. Mathematics, Northwestern University.

In February 1995, Greg J. Peterson, Vice-President of Accounting/CFO (an officer), resigned employment with the Corporation. To the knowledge of the Corporation, this action was not the result of any disagreement with the Corporation.

(a)The Corporation's present officers and Board leadership were elected in April 1995. Except as indicated above each of the nominees and directors held the outside positions shown above, or other executive positions with the same business for the past five years. Messrs. Daniels, Marchi, Marshall and Nicholson were elected as directors by the stockholders at the last Annual Meeting.

(b)Shares shown represent only outstanding shares of Common Stock beneficially owned, both directly and indirectly, as of December 31, 1995, as well as options exercisable, per notes below. Percent of class is shown to the nearest tenth of a percent. Beneficial ownership shown represents sole voting and investment power.

(c)53,350 shares beneficially owned, plus options to purchase 20,000 shares exercisable or exercisable within 60 days of above-stated date. Includes director stock option award for service 1995-96.

(d)852 shares beneficially-owned, plus options to purchase 22,500 shares exercisable or exercisable within 60 days of above-stated date.

(e)119,184 shares beneficially-owned, plus options to purchase 20,000 shares exercisable or exercisable within 60 days of above-stated date. Includes director stock option award forservice 1995-96.

(f)56,093 shares beneficially-owned, plus options to purchase 51,250 shares exercisable or exercisable within 60 days of above-stated date.

(g)53,350 shares beneficially-owned, plus options to purchase 10,000 shares exercisable or exercisable within 60 days of above-stated date.

(h)Percent stock owned, plus options are of total common shares outstanding. Note that all options may not be exercised.

At the meeting, the Board recommends election of the six candidates as listed above. During 1996, the Corporation will continue its search for qualified directors. Additional directors may be appointed prior to the 1997 meeting of stockholders.

The proxies solicited herein cannot be voted for a greater number of directors than the number of nominees stated above. No arrangement or understanding exists between any nominee and any other person or persons, pursuant to which any nominee was, or is, to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee,or to any other executive officer of the Corporation.

Should any of the above not be candidates for election at the time of meeting, which is not presently anticipated, the proxies may vote for such other person or persons as they, in their own discretion, may determine.

Meetings of the Board: The Board of Directors is scheduled to meet monthly. It also meets at the call of the President or any director. During the year-ended June 30, 1995 (fiscal 1995), the Board held a total of twelve regular meetings. Each director attended no less than 90% of the regular meetings of the Board of Directors and Committee meetings of which they were members in fiscal 1995.

Board Committees: During fiscal 1995, the Board of Directors maintained an Audit Committee, a Compensation and Management Development Committee and a Future Planning Committee. General descriptions of the duties of these committees are:


1. Audit. The full Board serves as the Corporation's Audit Committee. The Committee is responsible to insure that the financial records of the Corporation fairly and accurately portray the condition and position of the Corporation. Matters in this regard are reviewed and discussed monthly at the Board of Directors meetings, usually following management's financial report. Additionally, each member of the Committee receives copies of the auditors' annual report and letter to management with respect to the audit. When necessary, the Committee also meets with the independent auditors.


2. Future Planning. The Board of Directors maintains a Future Planning Committee. This Committee consists of the President/CEO and Messrs. Marchi, Nicholson and Huntington. It meets monthly to discuss and explore new opportunities and strategies and recommend or initiate appropriate action. The Committee's principal objectives are growth, decreasing dependency on the DOT contract and enhancement of stockholders' value.

During the past year, the Committee actively explored additional business development strategies, as well as certain specific opportunities, for the purpose of growth, expansion, diversification and, generally, becoming less reliant on the DOT contract. These efforts resulted in reaffirmation of the Corporation's focus on commercial air services.

In August 1995, a new business development specialist was added to the staff. In December,this position became full-time and was re-titled Vice President of Business Development, reporting to the President/CEO of the Corporation. The new Vice President is a member of a three member management committee on business development.

3. Compensation and Management Development Committee. The Compensation and Management Development Committee of the Corporation is composed of Directors Marchi and Nicholson. The Committee was previously known as the Compensation Committee, but hasbeen renamed in order to reflect its expanded duties. None of the members of the Committee is or ever has been an employee or officer of the Corporation and none are affiliated with any entity other than the Corporation with which an executive officer of the Corporation is affiliated. The Committee met four times during fiscal year 1995.

The Committee's primary purposes are: establish annual base compensation and performance bonus compensation for the President/CEO; administer the Corporation's stock option award plan; provide counsel and guidance to the President/CEO regarding establishing of compensation for other officers and principal management, and provide general input regarding employee compensation, benefit programs, and management development.

The Compensation and Management Development Committee intends to continue its policy of paying relatively moderate based salaries to executive officers, and basing the award of bonuses and options on specific revenue, profit, and non-monetary goals in order to provide performance incentives.

Summary Compensation Table: As required by regulation, the table below sets forth in detail annual compensation of the Corporation's President/CEO, regardless of amount, and compensation for any other officer(s) having total annual gross income of $100,000 or greater, of which there were none.

                                                         Long-Term
                                    Annual              Compensation    All Other (1)(2)
   Name/Principal     Year       Compensation ($)       Stock Options     Compensation
    Position                  Salary/Bonus/Other(1)      (# Shares)           (2)
Terry D. Marshall     1995     $81,069/5,676/none          25,000            7,200
President/CEO         1994     $77,800/9,396/none          30,000            7,200
(Chairman 9/91-4/95)  1993     $75,149/5,383/none           none             7,200

(1) Includes compensation of $3,600 per year to recognize special duties and responsibilites for acting as Board Chairman and for providing administrative services to the Board. This additional compensation was discontinued on January 1, 1996.

(2) Funds paid to Mr. Marshall for a life insurance and disability insurance program required by the Board. Of this amount 30% is remitted for payroll and withholding taxes, $136.26 is paid per month for disability insurance premiums, and $261.31 is paid per month for life insurance premiums. The disability benefits are payable to Mr. Marshall under the policy. The life insurance benefits are payable to Mr. Marshall's beneficiaries. As of October
1995 the death benefits total $301,744.33. The cash surrender value and investment fund in the life insurance policy totaled $10,194.26 as of October
1995. None of the premiums for such insurance are to be refunded to the Corporation on termination of the insurance policies.

Board Compensation: At June 30, 1995, the Corporation had six officers and directors. At the 1995 annual meeting, the Corporation was authorized to pay to its non-employee directors $1,000 per year, plus $300 for each regularly scheduled in-person Board meeting attended and $150.00 for each teleconference meeting attended. Also, outside directors receive $75.00 per hour up to a maximum of $300.00 per day for work on assigned special projects. Board members are reimbursed for reasonable out-of-pocket expenses required to perform their duties and to attend Board meetings and committee meetings. Additionally, effective April 1, 1995, the chairman receives fixed compensation of $1,000 per month. As a group, all officers and directors were paid a total of $215,468 during fiscal year 1995. Total amounts paid to each outside director for work on special projects was: Marchi $16,571.25 (primarily for work on personnel-related matters, financical analysis and special meetings and conferences on future planning and capitalization matters); Nicholson $550.00 (primarily for personnel-related matters and future planning assignments); and Steve Huntington $300.00 (for assistance in capital procurement). All such payments were based upon time spent by said outside directors on assigned projects at $75 per hour up to a maximum of $300 per day, plus reimbursement of expenses submitted via vouchers.

The Corporation has an Outside Directors Stock Option Plan, granting outside directors the option to purchase 10,000 shares of stock at the conclusion of each year of service at the market price on that date. The option term is five years. Under this Plan, options have been granted to purchase up to 20,000 shares at $.1875 per share. Options to purchase an additional 30,000 shares were granted under this Plan in February of 1996. Further information about the Plan is found at page 14 of this Proxy Statement.


Certain Transactions: The Corporation leased one aircraft during fiscal 1995 from businesses which include affiliated persons. Since April 1980, the Corporation has leased a Fairchild Metroliner II aircraft from BSE Aircraft Equipment Corporation (previously BSE Partnership). BSE's owners prior to its dissolution in 1995, consisted of several individuals who had served on the Corporation's Board and/or were stockholders of the Corporation. These individuals were H.V. Holeman, Jase Norsworthy and George Selover, stockholders and former directors. Mr. Holeman owned 10.3% of the Corporation's outstanding common stock in 1995. Mr. Norsworthy owned less than 2% of the Corporation's outstanding common stock in 1995 and Mr. Selover owned less than 2.5%. Lease and rental payments to BSE were $110,000, $120,000 and $132,900 for the fiscal years ended June 30, 1995, 1994 and 1993, respectively. In May 1995, the aircraft was sold to an unrelated party, from which the Corporation has a new lease. The corporation has rented numerous aircraft of this type for its operations. The rental rate was established by reducing the prevailing industry rate for similar aircraft by $6,000 per year. The corporation believes that the terms of the lease were as favorable as those that could be obtained from an independant third party.

In April, 1994, the Corporation entered into an agreement with Jon Marchi, director, officer and shareholder, whereby, for a period of 18 months, the Corporation could have borrowed up to $100,000. The borrowing would have borne interest at 8.5% and been repayable in monthly principal and interest payments over a five-year period beginning on the date of the first advance. Any borrowing would have been secured by the Corporation's Cessna 402C aircraft. This agreement expired in October 1995, without being exercised by the Corporation.

Capital Leases. In March and August 1994 the Corporation entered into lease agreements with Jon Marchi, a member of the Board of Directors. The Leases are comprised of two components. The first provides for an assumption of a lease for airport land between Mr. Marchi and the City of Billings. The term of the airport land sublease is 20 years with an initial annual rate of $10,397. The airport land lease also provides for an annual adjustment of the rental amount based on increases in the Consumer Price Index.

The second component of the Leases relate to the construction costs of the new facility on the airport land. These costs were financed with $300,000 provided by Mr. Marchi and approximately $150,000 provided by the Corporation. The facility is owned by Mr. Marchi and leased to the Corporation under the Lease agreement. The lease term is 20 years with an option to extend for an additional six years. The monthly rent is equal to Mr. Marchi's principal and interest payments due a bank on a $300,000 loan obtained by Mr. Marchi to finance his portion of the construction costs (the "Bank Debt"). The Bank
Debt is a term loan at 8.5% with principal due monthly based on a 20 year amortizaion schedule with a balloon payment after five years. Mr. Marchi has indicated an intent, but is not required, to extend the Bank Debt term or refinance the balloon payment at the current maturity date. In addition, the Corporation is required to maintain a $50,000 security deposit with the bank. All tax benefits of ownership are retained by Mr. Marchi. The Corporation expects to recover its $150,000 original investment at the maturity of the Lease or earlier, if the facility is sold prior to maturity.

The Lease provides the Corporation the option to purchase the building on the following dates : March 1, 1999, 2004, 2009, or 2014 and a right of first refusal upon approval by Mr. Marchi of a sale of his intrests to a third party. The purchase price of the building to the Corporation is based on the facility's fair market value. However, the purchase price under the Corporation's option to purchase cannot be less than $450,000. The Corporation will be given credit for $150,000 of its original investment and a graduated portion of any fair value appreciation in excess of $450,000 in the event the Corporation exercises either purchase option. In the event the hangar facility is sold to a third party, the Corporation is to receive all amounts in excess of the remainder owed on the original $300,000 bank debt until the Corporation has recovered its $150,000 investment, together with interest at the rate of 8.5% per annum on said investment, from the inception of the lease.
The Corporation would also recover its initial lease deposit of $50,000 to the extent this deposit has not been previously returned or credited to the Corporation. Once those amounts have been paid to the Corporation, any and all remaining proceeds from a sale to a third party are the property of Mr. Marchi. The Corporation believes that the terms of the leases were at least as favorable as those that could have been obtained from independent third parties.

Principal Stockholders: The following table provides information, as of December 30, 1995, with respect to each person known to the Corporation to own beneficially more than five percent (5%) of the outstanding Common Stock and the number of shares owned by all officers and directors of the Corporation as a group:

Name/Address of Beneficial Owner    Amount and Nature    Percent of Class (d)

Derby West, LLC (a)                   1,662,645 shares         31.3%
23 North Scott                        of Common Stock
Sheridan, WY  82801

H. V. Holeman (b)                     544,170 shares           10.3%
7979 Harbour Towne Ave.               of Common Stock
Las Vegas, Nevada  89113

All officers and directors (c)        406,579 shares            7.7%
                                      of Common Stock

(a) On February 29, 1988, the Corporation sold 500,000 shares of 10% convertible preferred stock for $1 per share to Derby West Corporation, a Delaware corporation, having Peter M. Kennedy as its only shareholder. Prior to reorganization, an additional 43,348 shares of preferred stock were issued to Derby West in lieu of required quarterly cash dividends. Per the preferred stock agreement, each share of preferred stock was convertible into three shares of common stock. Upon Plan confirmation, all preferred stock held by Derby West was converted to common stock at the ratio of one share preferred for three shares common. Consequently, Derby West received 1,662,645 shares of common stock in exchange for its preferred stock. Following conversion, no shares of preferred stock remain outstanding.

(b) H.V. Holeman is a retired director of the Corporation. Prior to dissolution of Great Plains Transportation Company in January of 1995, Mr. Holeman owned 51% of the stock of that company and was a director of that company. Great Plains owned a substantial block of the Corporation's common stock. In October 1993, Messrs. Marchi and Marshall also became stockholders of Great Plains. Their respective equity interests were as follows: Mr. Marchi, 14.5% and Mr. Marshall, 4.5%. Great Plains dissolved in January, 1995, with each of the owners of Great Plains being issued equivalent shares in Big Sky TransCo.

(c) Represents total stock held by all officers and directors as a group as shown on page 2. There were a total of six officers and directors at fiscal year end 1995. In June, 1995, 114,200 shares of common stock owned by George
H. Selover, a former member of the Board of Directors, was sold as follows:
53,500 shares to Jack K. Daniels; 53,500 shares to Alan D. Nicholson; and, 7,200 shares to Terry D. Marshall.

(d) Percent stock owned and options are of total common stock outstanding. Note that all options may not be exercised.

Section 16(a) Compliance: Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who own more than ten percent of the Corporation's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater that ten percent shareholders ("Insiders") are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation, during the fiscal year ended June 30, 1995, all Section 16(a) filing requirements applicable to Insiders have been met.

Stock Options: The Corporation has two incentive stock option plans for its employees, the 1983 Plan and the 1986 Plan. Each of these plans provides that stock options may be granted for shares of common stock of the Corporation to "key" employees by the Board of Directors or a committee thereof. The Corporation has also adopted a Special Stock Option Plan for its Business Development Specialist. These stock option plans are discussed in greater detail on pages ___ through ___ of this Proxy Statement where the proposal to adopt and approve the 1996 Stock Option Plan, Special Stock Option Plan, and 1996 Stock Bonus Plan are discussed. Options granted under the Corporation's Stock Option Plans may be either incentive stock options within the meaning of Section 422 (formerly 422A) of the Internal Revenue Code or options which are not entitled to special tax treatment. Each of the plans provides that the purchase price for shares subject to an option must be not less than 100% of the fair market value of a share of the Corporation's common stock, as of the date of grant, and that the maximum option term is five years.

At the 1995 Annual Meeting of Stockholders, a compensation plan was approved which provided each non-management director with the options to purchase 10,000 shares for each year of service completed. The Corporation has an Outside Directors Stock Option Plan. Options have been granted under this Plan and are anticipated to be granted. The Outside Directors Stock Option Plan is discussed in greater detail in the preceding section on Board Compensation and on page 14 of this Proxy Statement.


                      Individual Stock Option Grants
                         Year-Ended June 30, 1995


Name: Terry D. Marshall,
Number of Stock Options Granted: 25,000,
% of Total Stock Options Granted to Employees in Fiscal Year: 100%, Exercise Price Per Share ($): 0.1875,
Expiration Date : 2/8/00
Potential Realizable Value at Assumed Annual Rates of Stock Price
     Appreciation for 5-Year Option Term ($)
            0%       5%      10%
            --     1,295    2,861



         Aggregated Stock Option Exercises and Stock Option Values
                          Year-Ended June 30, 1995


Name: Terry D. Marshall
Number of Shares Acquired on Exercise : --
Value Realized : --
Unexercised Options (1)
       Exercisable        Unexercisable
         30,000              65,001
Value of Unexercised Options ($) (2)
       Exercisable        Unexercisable
              0                   0


(1) Options exercisable include these currently exercisable or exercisable within 60 days, both as of November 15, 1995.

(2) Closing price ($0.1875) of the Corporation's stock on June 30, 1995 was less than or equal to the various option exercise prices.

Principal Accounting Officer. Karie Kane, who has been employed for 10 years in the Corporation's accounting department serves as the Corporation's Accounting Manager and reports regualarly to the Board of Directors.

Plan of Reorganization: The Corporation continues to operate in accordance with a Plan of Reorganization confirmed by the U.S. Bankruptcy Court on July 16, 1991. This Plan adjusted the Corporation's debt and equity structure.
To the best of its knowledge, the Corporation has successfully met all requirements to date of the Plan, including the issuance of stock, settlement of certain creditor claims in December of 1991, and the making of all payments required under the Plan. The Corporation's liabilities under the Plan and its restructured capital are stated and reflected in the Corporation's audited financial statements. It is the Corporation's intent to comply fully with the Plan of Reorganization. The Corporation prepaid and liquidated its obligations to certain unsecured creditors in October 1994.

Restrictions on Dividends. Under the Corporation's Plan of Reorganization the Corporation may not pay any cash dividend unless all claims under the Plan, including secured claims, are satisfied in full under the terms of the plan. The plan provides for payments to claimants through 2001.

Essential Air Service (EAS):  As a result of a Department of Transportation
(DOT) decision in early 1993, whereby a competitor airline was selected, Big Sky's scheduled services at Williston and Bismarck, ND were terminated effective May 10, 1993. This change reduced the size of the scheduled system, in terms of annual scheduled available seat miles (ASMs), by approximately 22 percent from the level in effect between December 1992 and May 1993 ("all Metro" service conversion, as directed by DOT Order 92-9-49).

For fiscal 1995, the Clinton Administration's budget plan included reduced funding for essential air service. If adopted, it would have had the impact of reducing and/or eliminating services at three Montana cities. In September 1994, the U.S. House of Representatives approved a Transportation Appropriations Bill, with reduced funding for the essential air service program in fiscal 1995 (commencing October 1, 1994). The Senate voted to fund the program at the previous year's level. In September 1994 the matter was resolved in conference committee and the bill signed into law. Thus, full-funding of the program was in-place through September 30, 1995.

The fiscal 1996 budget includes funding for the national program of $22.5 million, down from $33.6 million in 1995. As a result, service cutbacks mandated by DOT were implemented in late November. The Montana services have been reduced approximately 17 percent in terms of available seat miles. Subsidy support was reduced approximately 15 percent. Further service adjustments were implemented in April to restore profitability.

Legislation is now underway in Congress which would extend the program beyond 1998, restore full funding of the program starting in fiscal 1997, establish a permanent revenue source and transfer administrative control of the program to the FAA. While one or more bills have passed in committee, it is not known whether any will be approved in 1996.

The Corporation is heavily dependent upon the EAS. At June 30, 1995, all of the Corporation's scheduled air service routes are located in Montana and substantially all are covered by EAS subsidies. No single customer accounted for more than five percent of the Corporation's revenues in any year excluding the EAS subsidy received from the DOT. Accounts receivable from the DOT were $294,949, $295,214 and $292,603 or 38%, 41% and 46% of total stockholders' equity at June 30, 1995, 1994 and 1993, respectively. The EAS program is dependent upon continued funding, the source of which is the Federal Aviation Trust Fund, which received its funding from an excise tax on all airline ticket and air freight sales. Absent a viable alternative business plan (see Future Planning), loss of this contract would raise substantial doubt about the Corporation's ability to continue as a going concern.


Other Services: The Corporation also offers outside maintenance, hangaring, and air charter services.

Commitments and Contingencies: In December 1995, the FAA issued a final rule subjecting commercial operators of aircraft seating 10 to 30 passengers to FAR Part 121 regulations. Some special exemptions and deferrals from the requirements have been established for carriers operating aircraft of 19 or fewer seats and for carriers operating certain types of aircraft. Full implementation is required by March 20, 1997. The cost of operations expected to increase as a result of the rule.

Future commitments for operating and capital leases totaled $777,624 and $303,057, respectively, at fiscal year-end 1995.

Please reference the EAS subsidy discussed above for additional contingencies.


Stock Trading: The Corporation's stock is listed and traded on the Pacific Stock Exchange (PSE).

On March 20, 1995, the PSE advised the Corporation that it was in compliance with all requirements of the new rules for Tier II registrants, except for minimum price per share. The Corporation was advised that certain latitude does exist in the rules with respect to price per share. Subsequently, in mid-May 1995, the Corporation was told that, due to a recent drop in bid price, the minimum market value requirement of the new rules for Tier II registrants no longer was being met. The Corporation was advised that no flexibility for waiver exists on this item.

Following further discussion with PSE staff, the Corporation began preparation of a plan designed to rectify both the price per share and market value deficiencies. The Corporation now is in compliance with regard to market value of float. In addition to the Corporation's business development efforts, Proposal 8 is specifically designed to assist in meeting the Exchange's requirements. Should the Corporation fail to comply with the new rules, it's listing and/or trading status on the PSE could be affected.



Corporate Performance: Relationships of the cumulative total stockholder return of the Corporation's stock (BSAP), the Standard and Poor's 500 composite index (SPS) and the industry large airline composite index (007) are shown in the graph below. The Corporation does not believe there are comparable small regional airlines, which are publicly-owned; therefore, a peer group index has not been developed. The graphic assumes that the value of the investments in the Corporation's common stock and the other indexes shown was $100 on June 30, 1990 and that any and all dividends were reinvested. Information for this graphic was provided by Shawn Narancich of D.A. Davidson & Co.'s Research Department, Great Falls, MT (406) 791-7420.


                        Six-Year Total Return Comparison
                             Fiscal Year-end June 30,

                    1990   1991   1992   1993   1994   1995

Big Sky Airlines     100    --     167    133    133    100
Large Airlines       100    91      94    107     96    126
S & P 500 Compsite   100   107     119    135    137    173


Note: Trading of the Corporation's stock was suspended from November 1990 through October 1991.



            PROPOSAL 1:  ELECTION OF THE BOARD OF DIRECTORS

   A. The Board of Directors has set the number of directors to be elected at six (6). The Board recommends election of Jack K. Daniels, Craig Denney, Stephen D. Huntington, Jon Marchi, Terry D. Marshall, and Alan D. Nicholson, those persons listed on page 2 of this proxy to serve until the next Annual Meeting of Stockholders.

   B. A proposal to elect this slate of six individuals to the Board of Directors of the Corporation will be presented to the stockholders at the annual meeting. Those director nominees who receive the greatest number of shares present in person or represented by proxy at the annual meeting voting in favor of their nomiation in accordance with the cumulative voting rules described on page 1 of this Proxy Statement will be elected. Stockholders have the right to cumulate their votes for the election of directors. Detailed information about the election of directors is provided in page 1 of this Proxy Statement.

   THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY
   RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT JACK K.
   DANIELS, CRAIG DENNEY, STEPHEN D. HUNTINGTON, JON MARCHI,
   TERRY D. MARSHALL, AND ALAN D. NICHOLSON TO THE CORPORATION'S
   BOARD OF DIRECTORS.




           PROPOSAL 2:  RATIFICATION OF INDEPENDENT AUDITORS

KPMG Peat Marwick LLP has served as the Corporation's auditors on a continuous basis since its organization as a publicly-held Corporation in 1979 and has been appointed by the Board of Directors to continue in that capacity for the fiscal year ending June 30, 1996.

A proposal to ratify the appointment of KPMG Peat Marwick LLP will be presented to the stockholders at the annual meeting. A majority of shares present in person or represented by proxy at the annual meeting is required for stockholders ratification of this appointment.

A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions from stockholders. The representative will have an opportunity to make a statement on behalf of the firm, if so desired.

   THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY
   RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION
   OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.



               PROPOSAL 3:  OPEN MARKET REPURCHASE PLAN

      The Board of Directors of Big Sky Transportation Co. resolved on September 13, 1995, to engage in an Open Market Repurchase Program (the "Program"). The Board believes that the Program is in the best interests of the Corporation and its stockholders. The Board seeks stockholder ratification of the Program at the Corporation's Annual Meeting. A majority of shares present in person or represented by proxy at the annual meeting is required for stockholder ratification of the Plan.

Description of Program

   The Corporation is engaging in an Open Market Repurchase Program to acquire up to 200,000 shares of the Corporation's common stock at market prices in accordance with SEC Rule 10b-18. The Board has authorized $37,500 to acquire said shares, subject to the allocation of further sums as the Board determines necessary in light of prevailing market prices. The Program may be cancelled or suspended at any time upon action of the Board. The Corporation has made arrangements with Merrill Lynch to act as independent broker for the Corporation in effecting purchases. The Corporation has issued a news release announcing the Program, and it is in effect.

Reason for the Program

   Although the Program is not specifically addressed to any stockholder or size of lot held, the Board of Directors believes that it will be of interest primarily to small lot and odd lot stockholders. The Corporation has approximately 1,100 stockholders who own less than 300 shares. Administering these small lot stockholders is expensive to the Corporation and not commensurate with the value of the shares which they hold. At the time of the Board's action, the trading price of the Corporation's stock of $.1875 did not, in the Board's opinion, reflect the Corporation's performance since it completed its Chapter 11 Bankruptcy and does not reflect the Corporation's potential. Accordingly, it is advantageous for the Corporation to acquire odd lots and small lots at the present trading price. The Program will provide an opportunity for stockholders who do not wish to continue holding small lots and odd lots to obtain immediate consideration for their shares at market prices. Remaining stockholders will benefit by having fewer shares outstanding and having the Corporation's administrative expenses reduced.

SEC Rule 10b-18 Requirements

   The Corporation shall comply fully with Rule 10b-18 which governs repurchase programs. This Rule requires the Corporation to effect all purchases from or through only one broker or dealer on a single day. The Corporation cannot make its purchase of shares the opening transaction of a trading day or make a trade during the last thirty minutes before the close of the trading day. All purchases must be at a price not higher than the current independent bid quotation or the last independent sale price on the Exchange, whichever is higher. Except for block purchases, as defined by the Rule, purchases in a single day may not exceed the higher of one round lot or the number of round lots closest to 25% of the trading volume.

Anticipated Affects on Number of Shareholders.

   The Program is being carefully monitored by the Board to prevent the number of shareholders of the Corportion's common stock falling below 300 persons. Under the Program, a maximum of 200,000 shares may be acquired. If all 200,000 shares are acquired and they consitute all of the small lot shareholders holding less than 300 shares, there would remain more than 300 shareholders of record. The Board has the ability to terminate the Program if for some reason it is leading to a conclusion whereby there will be less than 300 shareholders remaining. The Board anticipates cancelling the Program upon implementation of the proposed Plan of Recapitalization in order to avoid any reduction in the number of stockholders as a result of combined effect of both the Program and the Plan of Recapitalization. The Board has allowed the Program to be reviewed by the Pacific Stock Exchange which has encouraged the Company to proceed with the program in order to enhance the corporation's ability to continue listing on that Exchange. Accordingly, the Board has determined that the program will not result in any delisting of the Corporation's common stock.

Federal Income Tax Consequences

   Stockholders who do not sell their shares will not realize any tax consequences as a result of the Program. Stockholders receiving cash in lieu of a fractional share of the Corporation under the Program will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by the Corporation. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed. Unless under the stockholder's particular circumstances the distribution is essentially equivalent to a dividend, the stockholder may recognize taxable gain or loss equal to the difference between the cash received and the stockholder's basis of the fractional share immediately before the distribution. Applicability of these rules for income tax purposes to specific stockholders should be determined by each stockholder through consultation with their respective tax advisors. The Corporation will not incur any material taxable event as a result of the Program.

   THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE OPEN MARKET REPURCHASE PLAN.


             PROPOSAL 4: 1996 STOCK OPTION PLAN
             PROPOSAL 5: SPECIAL STOCK OPTION PLAN
             PROPOSAL 6: 1996 STOCK BONUS PLAN

   The Board of Directors of Big Sky Transportation Co. has resolved to adopt the following 1996 Stock Option Plan, Special Stock Option Plan, and 1996 Stock Bonus Plan, subject to approval of the stockholders at the Corporation's Annual Meeting. The Board of Directors recommends approval of these plans. Each of these plans are a separate proposal to be voted on as individual items at the annual meeting. Each plan stands alone and approval of one is not conditioned upon the approval of any of the other plans. A majority of shares present in person or represented by proxy at the annual meeting is required for stockholder approval of each of these plans.


Reason for New Stock Option and Stock Bonus Plans

   The Board of Directors considers awards of stock options and common stock to be important incentives to the Corporation's officers, directors, and employees, especially in light of the fact that the compensation paid to directors and key management personnel are below compensation rates for comparable positions in the region. The Corporation's existing Stock Option Plan for employees expires on May 28, 1996. The Corporation has an existing Stock Option Plan for outside directors, but this plan is not an incentive plan and does not cover employees or management personnel. The Corporation negotiated a Stock Option Agreement as part of its compensation package for its new Business Development Specialist as an employment incentive. The Corporation does not presently have a stock bonus program.

   The Board of Directors believes that a Stock Option Plan should be adopted to replace the option plan which is expiring in order to provide continuing incentives to the Corporation's employees, including its officers. The Board also believes that it is important for the Corporation to have the ability to award stock to officers, directors, and employees as bonuses for exemplary performance. The Board believes that the Stock Option Plan for the Corporation's new Business Development Specialist is important to provide him with adequate compensation and incentives. The proposed stock option and bonus plans allow for the Corporation to give additional consideration to employees for their performance. Such programs do not utilize the Corporation's cash and, in fact, generate cash when the options are exercised. The proposed plans provide officers, directors, and employees with the ability to receive valuable assets which give the recipients a stake in the Corporation's success.

Proposal 4: 1996 Stock Option Plan

   Under the 1996 Option Plan adopted by the Board of Directors, subject to shareholder approval, the Corporation shall be authorized to grant options to its employees to acquire the Corporation's common stock. The total number of shares of common stock which may be issued under the Plan shall not exceed 100,000 shares of New Stock, assuming approval of the Plan of Recapitalization, or 500,000 shares of Existing Stock. New stock and Existing Stock are defined in the proposed Plan of Recapitalization. The term of the 1996 Option Plan shall be for ten years. The Plan shall be administered by the Board of Directors or a committee appointed by the Board. The Board or the committee shall, in its discretion, designate key employees who have performed exemplary services for the Corporation to be entitled to stock option awards. Options granted under the Plan may not exceed options for 20,000 shares of New Stock or 100,000 shares of Existing Stock per year. In order to exercise a stock option, the recipient must pay to the Corporation the fair market value (public trading price) of the Corporation's common stock as recorded on the date that the option is awarded. Options may be exercised for a period of five years from the date that an option is granted. The exercise of any option granted shall be effective only at such time as counsel to the Corporation shall have determined that the issuance and delivery of shares will not violate any state or federal securities laws and will be in compliance with all tax laws applicable to the Corporation. The options under the Plan shall not be assignable, nor shall they be subject to trading. Accordingly, the options shall not be registered under state or federal securities laws. The 1996 Option Plan will become effective on June 1, 1996. All of the Corporation's officers and employees (presently 70) are eligible to be designated Key Employees and to receive awards of stock options under the 1996 Stock Option Plan. In past years the Board has awarded such options primarily to upper level management employees.

New Plan Benefits--Maximum Potential Allocation of New Stock
                         1996-97           1996-97        Total
Name and Position      Est. Value ($)   Unit (No.)    Unit (No.)

Terry D. Marshall,
Pres. & CEO                 875            4,666.3        14,000

Craig Denney,
Exec. VP & COO              875            4,666.3        14,000

Brent L. Johnson,
VP Bus. Develop.            875            4,666.3        14,000

Total                     2,625             14,000        42,000

Note: Awards to all recipients under the plan limited to 20,000 shares of New Stock annually over five years. Total plan limited to 100,000 shares of New Stock. Above data assumes the first 42,000 shares on options of New Stock are awarded to the above-personnel and that all options are awarded. Upon approval of the plan, the board intends to approve a resolution to this effect. Estimated value based on bid price of 18.75 cents per share on the Pacific Stock Exchange. Consideration paid to the Company based on price per share at award date.

Proposal 5: Special Stock Option Plan

   The Board of Directors has granted incentive stock options to the Corporation's Business Development Specialist as follows: (1) 30,000 shares of Existing Stock at the price of $.125 per share upon successful completion of performance goals established by the board in the areas of acquisition, merger and/or business development; and (2) 20,000 shares of Existing Stock at $.15 per share upon the successful performance of his duties as determined by the Board. The trading price of the Corporation's stock at the time the options were granted was $.125 per share. The options are non-assignable, not subject to trading and are not registered under state or federal securities laws. The options expire either 90 days after approval of a merger/acquisition transaction or the termination of the Specialist's employment. One employee of the Corporation, the Business Development Specialist, is eligible to receive awards of stock options under this plan.


New Plan Benefits--Maximum Potential Allocation of Existing Stock

                                                      Consideration
Name and Position    Est. Value ($)    Unit (No.)     to Company ($)

Brent L. Johnson,
VP Bus. Develop.       5,625             30,000           3,750

                       3,750             20,000           3,000

Total                  9,375             50,000           6,750

Note: Award dependent upon achievement of specific objectives in the area of business development. Above data assumes maximum number of options is awarded. Price paid per share is 12.5 cents for the first 30,000 shares and 15.0 cents for the remaining 20,000 shares. Estimated value based on bid price of 18.75 cents per share on the Pacific Stock Exchange.

Proposal 6: 1996 Stock Bonus Plan

   Under the Bonus Plan adopted by the Board of Directors, subject to shareholder approval, the Corporation will have the authority to award bonuses of the Corporation's common stock, not to exceed 180,000 shares of New Stock (900,000 shares of Existing Stock) in the aggregate or 60,000 shares of New Stock (300,000 shares of Existing Stock) in any one year to officers, directors, and employees of the Corporation. Such awards shall be made at the discretion of the Board based upon performance. The award of any stock bonus shall be effective only at such time as counsel to the Corporation shall have determined that the issuance and delivery of shares will not violate any state or federal securities laws and will be in compliance with all tax laws applicable to the Corporation. Rights to receive shares under the Plan shall not be assignable, nor shall they be subject to trading. Accordingly, the Stock Bonus Plan shall not be registered under state or federal securities laws. All officers, directors and employees are eligible to receive stock bonuses under the plan. However, the Board has reserved the initial awards of such bonuses to three senior employees as part of an Incentive Compensation Plan. These three persons are the President/CEO, the Executive Vice President and the Vice President Business Development (Business Development Specialist).

New Plan Benefits--Maximum Potential Allocation of New Stock

Name and Position     Est. Value ($)       Unit (No.)

Terry D. Marshall,
Pres. & CEO              3,750                 20,000

Craig Denney,
Exec. VP & COO           3,750                 20,000

Brent L. Johnson,
VP Bus. Develop.         3,750                 20,000

Total                   11,250                 60,000

Note: Awards to all recipients under the plan are limited to 60,000 shares of New Stock annually. Total plan limited to 180,000 shares of New Stock. Board has resolved to award all shares available in the first year to the above personnel, upon achievement of specified performance in new business development during the 1996 calendar year. In order for any bonuses to be awarded, the Corporation's annualized revenues at December 31, 1996, must exceed $5 million. Bonuses are to be paid on a sliding scale with full bonuses payable if annualized 1996 revenues reach $7.7 million. Estimated value based on bid price of 18.75 cents per share on the Pacific Stock Exchange.

Existing Stock Options

   Under the Corporation's 1983 Stock Option Plan, which has expired, there are options which have been issued, but not yet exercised, to purchase up to 139,277 shares at a price of $.3125 per share. These options expire on June 1, 1997. Under the Corporation's 1986 Stock Option Plan, which expires in May of 1996, there are options outstanding which would allow the purchase of up to 200,000 shares at prices ranging from $.1875 to $.25 per share. These options expire between September 15, 1998 and January 10, 2001. Under the Corporation's Outside Directors Stock Option Plan, there are options which have been granted to purchase up to 20,000 shares at $.1875 per share. These options expire on June 6, 2000. The Board of Directors anticipates that options will be granted effective February 1, 1996, to outside directors, to purchase an additional 30,000 shares at the market price on that date. Such options will expire in February of 2001. The Corporation's Business Development Specialist has an agreement under which options to purchase up to 50,000 shares may be awarded. These are more fully explained above.

Market Value of Common Stock

   During the twelve month period between January 1, 1995 and December 31, 1995, the Corporation's common stock traded at prices between $.125 and $.250 per share. The market value of the Corporation's stock as of December 15, 1995 was $.1875 per share.

Federal Income Tax Consequences

   Incentive stock options granted pursuant to the 1996 Plan and the Special Plan are intended to qualify for favorable tax treatment to the optionee under Section 422 (formerly 422A) of the Internal Revenue Code. Under
Section 422, an employee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Corporation. The Corporation ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares. To the extent either the 1996 Plan or the Special Plan are determined to be non-qualified, an optionee will not realize any taxable income on the date a stock option is granted to the optionee. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Corporation's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as a capital gain or loss. The Corporation will receive an income tax deduction in its fiscal year in which or with which ends the taxable year of the optionee in which income is recognized due to exercise of the option, equal to the amount of ordinary income recognized by those optionees exercising options and must withhold income and other employment-related taxes on such ordinary income.

   Recipients of stock under the Stock Bonus Plan will realize ordinary income equal to fair market value of the Corporation's stock received. The Corporation will receive an income tax deduction in its fiscal years in which stock bonuses are awarded equal to the amount of ordinary income recognized by the recipient.

   THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE STOCK OPTION AND STOCK BONUS PLANS.


PROPOSAL 7:  ORGANIZATIONAL RESTRUCTURE PLAN

   The Board of Directors of Big Sky Transportation Co., Inc. has resolved to adopt a Corporate Restructure Plan ("the Restructure"), subject to approval of the Corporation at the Corporation's Annual Meeting. The Board of
Directors recommends approval of the Restructure. A two-thirds majority of all shares entitled to vote at the annual meeting (all of the Corporation's outstanding shares) is required for stockholder approval of this proposal. Because the Restructure involves the transfer of substantially all of the Corporation's assets, stockholders are entitled to exercise Dissenters'
Rights under the Montana Business Corporation Act, as more fully described below.

Description of the Restructure

   The Corporation will be reorganized into a parent/subsidiary structure, subject to the feasibility contingencies explained below. The Corporation will serve as the parent, and will remain as a publicly-traded corporation. The Corporation will establish three subsidiary corporations in accordance with the Montana Business Corporation Act, one of which will be immediately activated, and two of which will remain available for activation as determined appropriate by the Board of Directors. The parent and all subsidiaries will continue to be governed by the laws of the State of Montana.

    The Board of Directors shall establish three subsidiary corporations: one of which shall be immediately activated to carry on and conduct the Corporation's present Essential Air Service ("EAS") scheduled passenger aviation operations and related aviation services; a second to be available to carry on and conduct non-EAS aviation operations and other aviation enterprises as may be determined by the Board of Directors; and a third to carry on and engage in business opportunities which may become available to the Corporation. Only the first subsidiary corporation shall be activated at the present time.

   The Corporation intends to transfer substantially all of its existing assets into the first subsidiary corporation in return for all of the outstanding stock of said subsidiary corporations. The first subsidiary corporation will succeed to the properties, assets, and other rights of the Corporation, and will be subject to and be responsible for the liabilities and obligations of the Corporation secured by those assets to be transferred, including liability under the Corporation's Plan of Reorganization. The subsidiary will pay these liabilities directly to the creditors. Any new liabilities of the subsidary will be subordinate to the liability it assumes upon transfer of assets from the Corporation. Because of existing contractual requirements, the parent will remain responsible for the existing liabilities of the first subsidiary corporation. However, the parent will not be generally responsible for liabilities of the subsidiary corporations except for those which it is contractually obligated, nor will one subsidiary be responsible for future liabilities of another subsidiary. The subsidiary corporations will issue common stock, without par value, to the Corporation in exchange for assets of the Corporation conveyed to them. The second and third subsidiary corporations will remain unorganized to be utilized as by the Board as vehicles for non-EAS aviation operations, and possible acquisitions and new ventures. The second and third subsidiary corporations may not be wholly-owned subsidiaries, as may be necessary to accommodate joint ventures or outside investment in such subsidiaries.

Ownership and Control

   With respect to the first subsidiary corporation which will be immediately organized, the Corporation will retain full and complete ownership and control. Accordingly, there will be no reduction or dilution of the ownership interests of the Corporation's Stockholders. The Board of Directors of the Corporation will elect the Board of Directors of the first subsidiary corporation which will elect officers. The President of the first subsidiary corporation will report to the subsidiary's board as well as to the President of the parent corporation. If and when the second and third subsidiaries are organized, their ownership and control will be determined by the business opportunities presented and outside investment utilized. The parent corporation will obtain such ownership and control as its investment and interests warrant.

Changes in Business and Management

   There will be no material change in the present business of the Corporation under the Restructure. Business will be carried on in the same places and in the same manner as the business of the Corporation under its present name. The Board of Directors anticipates that Corporation's non-EAS aviation business will grow, and accordingly, there will be an increase in such business. The Board intends to transfer such non-EAS business to the second subsidiary corporation at a future date.

   There will be changes in management when the Restructure is implemented. The Corporation's President, Mr. Marshall, will become the President of the parent corporation, and his duties and responsibilities will be primarily directed toward the business affairs of the parent and not day-to-day management of operations. Such duties will include business development for the corporate group, oversight of corporate group financial performance, public and governmental relations, stockholder relations, SEC-compliance, liaison with professional services providers, and EAS contract negotiations and administration. The Corporation's Executive Vice President, Mr. Denney, will become President of the first subsidiary corporation, and will be responsible for all operational and financial aspects of that subsidiary. The parent corporation will employ a Business Development Specialist who will work in conjunction with the President of the parent and President of the subsidiaries to pursue new ventures and opportunities. The Business Development Specialist will be a member of the Board of Directors' Future Planning Committee.

Impact on Costs

   The Board of Directors does not believe that there will be any material impact upon the Corporation's administrative costs or other expenses as a result of the Restructure. No additional personnel are anticipated, and there are no material increases in compensation to management or employees which are planned. The corporate group will incur certain additional expenses related to corporate compliance and tax-reporting requirements, but these are not anticipated to be significant.

Reason for Restructure

   The Board of Directors believes that the Corporation must change its business in order to provide return to its stockholders. Given the increasing uncertainty of EAS funding, the Corporation cannot remain dependent upon EAS for its business. Diversification and growth are required. The Board of Directors is presently evaluating and pursuing several business development opportunities. The Restructure provides a vehicle for diversification and growth. The Restructure also allows better utilization of managerial personnel.

Federal Income Tax Consequences

   In general, no gain or loss will be recognized by the Corporation or the Corporation's stockholders for income tax purposes as a result of the Restructure. Taxable gain can result to the Corporation, however, to the extent the total amount of liabilities to which property is subject exceed the total adjusted basis of all the property transferred to subsidiaries in connection with the Restructure. The Board of Directors is cognizant of the need to preserve its tax attributes, including net operating losses carried forward from previous years, during and after the Restructure. The Board has been advised by its accountants that the Restructure will not result in any change in stockholdings under federal tax law which would trigger a loss of tax attributes. The corporate group will file consolidated federal tax returns, allowing full utilization of the Corporation's tax attributes in the absence of future ownership changes and deferral of gain, if any, resulting from the transfer of property subject to liabilities.

Contingencies

   Final implementation of the Restructure will be dependent upon satisfactory non-adverse completion of all accounting, tax, legal, and regulatory requirements. The Board of Directors will implement such portions of the Restructure as are feasible and appropriate, only after all such requirements are met.

   THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
   THE STOCKHOLDERS VOTE TO APPROVE THE ORGANIZATIONAL RESTRUCTURE PLAN.



                 PROPOSAL 8:  PLAN OF RECAPITALIZATION

   The Board of Directors of Big Sky Transportation Co., Inc., has resolved to adopt the following Plan of Recapitalization ("Recapitalization") subject to approval of the stockholders of the Corporation at the Corporation's Annual Meeting. The Board of Directors recommends approval of the Recapitalization. A two-thirds majority of all shares to vote at the annual meeting (all of the Corporation's outstanding shares) is required for stockholder approval of this proposal. Because the Plan of Recapitalization results in reducing the number of shares owned by certain shareholders to fractional shares to be acquired by cash, stockholders are entitled to exercise Dissenters' Rights under the Montana Business Corporation Act, as more fully described below.

General Description of Recapitalization

   The Recapitalization consists of a 300/1 Reverse Split of the Corporation's existing stock, followed by a 59/1 stock dividend. New stock will be issued in exchange for the existing stock. The new stock will be without par value instead of $.10 par value stock as is presently issued and outstanding. Fractional shares resulting from the Reverse Split will be purchased for cash by the Corporation. There will be three principal results from the Recapitalization:

   1. Approximately 100,500 shares will be acquired by the Corporation for cash, eliminating approximately 1,100 small lot stockholders whose holdings are inordinately expensive for the Corporation to administer.

   2. The remaining stockholders will have 1/5th of the number of shares which they presently hold, thereby decreasing the number of shares outstanding, but increasing the book value of each remaining share. It is anticipated that the trading value of the remaining shares will also increase, although this result cannot be guaranteed.

   3. The Corporation's paid-in capital account shown on its financial statements presently showing a negative balance will be eliminated.

The effect of the recapitalization will be to reduce the number of the Corporation's outstanding shares, reduce the number of small and odd lots of the Corporation's outstanding shares, provide cash consideration for small lot holders, and to simplify the Corporation's accounting requirements and financial statement regarding paid-in capital.

The following table sets forth the effects of the Recapitalization described above as if the Recapitalization occurred on March 31, 1996:


                                  Historical              Pro Forma
                                 Mar 31, 1996            Mar 31, 1996

Cash                             $  335,258              $  316,414
Other Assets                     $1,990,031              $1,990,031
                                 ----------              ----------
Total Assets                     $2,325,289              $2,306,445
                                 __________              __________
                                 ----------              ----------

Liabilities                      $1,621,621              $1,621,621
Stockholder's equity
   Common stock                  $  530,731              $  460,117
   Paid-in capital less than
   par value                     $  (51,770)             $     --
   Retained earnings             $  224,707              $  224,707
                                 -----------             ----------
Total stockholder's equity       $  703,668              $  684,824

Total liabilities & equity       $2,325,289              $2,306,445
                                 __________              __________
                                 ----------              ----------

Common shares outstanding         5,307,314               1,041,360

Book value per share             $      .13              $      .66



Reason for the Recapitalization

   The Board of Directors has been concerned about the large number of outstanding shares (approximately 5.4 million) as compared to the size of the Corporation's assets and revenues. This large number of shares is expensive to administer. The large number of shares also results in a low book value and trading value. These problems have caused the Pacific Stock Exchange on which the Corporation's shares are traded to inform the Corporation that it is not in compliance with current listing requirements which were adopted by the Pacific Stock Exchange in late 1994 and that delisting of the Corporation or suspension in trading might be imposed. Among other things, the Pacific Stock Exchange requires that the value of the "public float" of the Corporation's shares must be at least $500,000 and that the trading value for the Corporation's shares must reach $1 per share. The Corporation has been given time by the Pacific Stock Exchange to implement steps necessary to correct the situation and bring the Corporation into compliance. The Pacific Stock Exchange has generally reviewed the Recapitalization and has requested that the Corporation take steps to implement it.

   The Board of Directors also wishes to simplify the Corporation's financial statement and to eliminate inquiries about the negative paid-in capital account as shown therein. The negative paid-in capital account is the result of the combined effect of Fresh Start accounting, implemented by the Corporation after its Chapter 11 reorganization, and the ten cents per share par value assigned to the Corporation's existing shares. The concept of Par Value and stated capital have been eliminated under amendments of the Montana Business Corporation Act. The elimination of par value assigned to the Corporation's shares will not effect dividends of distributions to shareholders. The Board of Directors sees no advantage to the Corporation or its shareholders to have the Corporation's stock be assigned a par value.

Effect of Reverse Split

   The effect of the Reverse Split will be to cause each present stockholder of the Corporation who holds fewer than 300 shares to cease to be a stockholder because each such stockholder's shares will be converted in the Recapitalization into the right to receive a per share cash amount upon surrender of the Corporation's shares certificates evidencing such fractional interests. Of the Corporation's approximately 2,100 stockholders of record as of April 1, 1996, approximately 1,100 stockholders holding an aggregate total of 100,500 shares to no longer be stockholders after the Recapitalization. This will result in an estimated annual savings to the corporation's stockholder administration costs of approximately $10,000. Based upon the closing price of $.1875 for the Corporation's common stock on April 1, 1996, the value of the approximately 100,500 shares estimated to be eliminated in the Reverse Split would be approximately $19,000.

Effect of Stock Dividend.

   The 59/1 stock dividend after the Reverse Split will result in each remaining stockholder having 1/5th the number of shares presently owned. At the completion of the Stock Dividend, it is anticipated that there will be approximately 1,000 stockholders who will hold 1,041,360 shares of the Corporation's new stock without par value. Of this estimated number of shares of new stock outstanding, it is anticipated that approximately 450,000 shares will be considered in the "public float" as that term is defined by the Pacific Stock Exchange. Assuming that the trading value of the Corporation's shares remains the same through the Recapitalization, the value per share should be increased by a multiple of 5/1, although this result cannot be assured and will depend upon market reaction and conditions. The book value per share of the Corporation's new stock is anticipated to increase from $.13 to $.66.

Plan of Recapitalization

   1. Each presently outstanding share of common stock, par value ten cents per share of the Corporation ("Existing Stock") shall be converted automatically and without further action into 1/300th share of common stock. This transaction shall be known as "the Reverse Split".

   2. All fractional interests in shares represented by the Corporation's Existing Stock certificates resulting from the Reverse Split shall be settled in cash on the basis of the last sale price for the Corporation's Existing Stock on the Pacific Stock Exchange (the "Exchange), or if none, on the basis of the mean between the closing bid and asked prices for the Corporation's Existing Stock on the Exchange on the last trading day next preceding the effective date of the Reverse Split.

   3. On the day following the effective date of the Reverse Split, the Corporation shall issue a share certificate of the Corporation representing fifty-nine new shares of common stock without par value ("New Stock") for each one share of Existing Stock held by each shareholder of the Corporation resulting from the Reverse Split, thereby effecting a sixty to one stock split. This transaction shall be known as the "Stock Dividend".

   4. All provisions in the Corporation's Articles of Incorporation referring to or assigning par value to the Corporation's common stock will be deleted. The New Stock will be without par value. There will be no change in the number of shares of common stock authorized under the Articles of Incorporation.

   5. No shareholder holding fractional interests as a result of the Reverse Split shall be entitled to or receive the Stock Dividend. Rather, such fractional interests shall be settled in cash as set forth in paragraph 2 above.

   6. The Reverse Split and Stock Dividend and issuance of New Stock shall be subject to each stockholder completing the certificate exchange procedure for the recapitalization set forth below.

   7. The Corporation shall distribute to each stockholder upon surrender of the stockholder's Existing Stock in the Corporation to Continental Stock Transfer & Trust Co., as exchange agent, a certificate for the number of whole shares of New Stock into which the stockholder's shares have been converted in accordance with this Recapitalization, plus the appropriate payment for any fractional shares.

   8. On the effective date of the Recapitalization, the Existing Stock of the Corporation shall have no further rights as to voting, dividends, or otherwise and may be utilized only for the purpose of exchanging such shares, for New Stock or cash payment in accordance with the Plan of Recapitalization.

   9. Stockholders shall have a period of two years following the effective date of the Recapitalization in which to present their Existing Stock for exchange.

    Any Existing Stock of the Corporation which are not presented for exchange within two years of the effective date of the Recapitalization shall have no further rights except to be redeemed for the redemption prie under the Recapitalization upon presentation. The Corporation shall establish an escrow fund to be utilized for such redemptions on the second anniversary date of effective date of Recapitalization.

   10. All stock options granted by the Corporation prior to the effective date of the Recapitalization which do not specify options to acquire New Stock, shall be deemed to be options to purchase Existing Stock, rather than New Stock. Options to purchase Existing Stock of the Corporation shall not be cancelled by the Recapitalization. Such options may be exercised according to their terms and conditions, but New Stock shall be issued in exchange for Existing Stock at the ratio of one share of New Stock for each five shares of Existing Stock which would otherwise be issued in accordance with said stock options. For example, if an option to purchase 100 shares of Existing Stock at $.20 per share is exercised, the optionee will pay $20.00 and receive 20 shares of New Stock resulting in an option price of $1.00 per share of New Stock received.

   11. Stockholders who have lost their Existing Stock may have the benefit of the Plan of Recapitalization by presenting to the exchange agent, Continental Transfer and Trust Co., an Affidavit of Lost Stock Certificate. The Corporation's Secretary will review all such Affidavits and direct that New Stock and/or cash consideration be delivered to the stockholder delivering such Affidavit, which the Secretary determines to be in good order. In accordance with the Corporation's Bylaws, the Secretary may require a stockholder who has delivered an Affidavit of Lost Stock Certificate to give the Corporation a bond with sureties to indemnify the Corporation and its exchange agent from any and all claims that may be made on account of the lost Stock Certificates or issuance of New Stock and/or cash consideration.
An Affidavit of Lost Stock Certificate form shall be provided to all stockholders through the certificate exchange process.

Effective Date

   The effective date of the Recapitalization will depend upon the stockholder approval process. While no specific effective date is provided for with respect to the Recapitalization, it is anticipated that:

   1. The effective date of the Recapitalization will be on or about July 31, 1996.

   2. The record date for determining stockholders entitled to receive the stock dividend of the Recapitalization will be on or about
       August 1, 1996.

   3. The payment date for the Reverse Split fractional share purchase will be on or about August 30, 1996.

   4. The payment date for the Stock Dividend (date when New Stock is issued) will be on or about August 30, 1996.

Certificate Exchange Process

   Immediately following the effective date of the Recapitalization, certificates of New Stock will be issued to the remaining stockholders upon surrender of certificates evidencing the Corporation's common stock to Continental Stock Transfer & Trust Co., as exchange agent, at No. 2 Broadway, New York, New York 10004. Stockholders will be notified by the exchange agent promptly after the effective date of the Recapitalization as to the procedures necessary to complete the certificate exchange. Stockholders will be provided with an Affidavit of Lost Stock Certificate to be utilized by them if their Certificates of Existing Stock have been lost.

   Certificates representing fractional share interests represented by Existing Stock certificates not exchanged for the Corporation's New Stock certificates under the Recapitalization, will not be issued, but in lieu thereof, any fractional share interests otherwise issuable to stockholders upon surrender of the Corporation's Existing Stock certificates will be settled in cash as set forth in the Plan of Recapitalization.

   Stockholders should not submit their Existing Stock for exchange until they have received a letter of transmittal instructions from the exchange agent, but are urged to do so promptly thereafter, since until so exchanged the Corporation's stock certificates will not be in good delivery form for executing trades in the Corporation's common stock on the Pacific Stock Exchange, where the Corporation's common stock is listed.

Prompt Exchange

   To facilitate the orderly exchange of certificates, stockholders are reminded to submit their Existing Stock certificates to the exchange agent promptly following receipt of notice from the exchange agent. Stockholders should expect to receive certificates for the number of full shares of the Corporation's New Stock into which their shares, evidenced by surrender of Existing Stock to be converted, and/or cash payment for any fractional share interests extinguished in the Recapitalization, within thirty days of the effective date of the Recapitalization.

Stock Trading Information

   The Corporation's Existing Stock is listed on the Pacific Stock Exchange. The Corporation intends to list the New Stock on the Pacific Stock Exchange on a "when-issued" basis concurrently with the effective date of the Recapitalization. When, and if so admitted, the Corporation's New Stock will commence trading at that time through stock brokerage firms using when-issued contracts. The Corporation's Existing Stock will not be subject to trading after the effective date of the Recapitalization.

Federal Income Tax Consequences

   In general, no gain or loss will be recognized by the Corporation's stockholders for federal income tax purposes as a result of the Recapitalization. The adjusted basis for each share of the Corporation's New Stock will be equal to the adjusted basis of the Corporation's Existing Stock for which it was exchanged. The holding period for each share of common stock will include the combined period during which the Corporation's New Stock and the Corporation's Existing Stock for which the New Stock was exchanged were held.

   However, those former stockholders of the Corporation whose certificates are for a number of shares which would, upon exchange under the Recapitalization, include a fractional share interest in the Corporation's common stock, for which cash consideration will be paid, will realize taxable gain or loss for federal tax purposes upon the surrender of their Existing Stock certificates, based upon the difference between their current basis in the stock surrendered and the amount of cash consideration received for the fractional shares in the Recapitalization unless the distribution is essentially equivalent to a dividend under the stockholders' circumstances. The income tax consequences for specific stockholders should be determined by each stockholder through consultations with their respective tax advisors.

   The Corporation will not incur any material taxable event for federal income tax purposes as a result of the Recapitalization. The Board of Directors is cognizant of the need to preserve its tax attributes including net operating losses carried forward from previous years. Where one or more stockholders increase their ownership of a corporation by more than 50 percent within a three-year testing period, any net operating losses and unrealized built-in losses of the corporation are subject to potential limitation in the period subsequent to the change in ownership. In computing such increase, shareholders who own 5 percent or more of the stock are treated as separate stockholders and stockholders owning less than 5 percent are aggregated into one or more public groups, with each public group treated as a separate 5 percent stockholder. The Recapitalization, in and of itself, should not result in a greater than 50 percent change of ownership of the Corporation during the applicable three-year testing period. It is possible, however, that stock trading by the Corporation's stockholders in future years, over which the Corporation has no control, may result in a change in stockholdings of sufficient size to impact the Corporation's tax attributes.

   THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE PLAN OF RECAPITALIZATION.


                     NOTICE OF DISSENTERS' RIGHTS

   In connection with the adoption of the Organizational Restructure Plan and the Plan of Recapitalization (the "Plans"), stockholders are entitled to dissenters' rights under 35-1-826 through 35-1-839 of the Montana Business Corporation Act (copies of which accompany these proxy materials) and are entitled to receive payment in cash of the "fair value" of their shares.

   IN ORDER TO ASSERT DISSENTERS' RIGHTS, A STOCKHOLDER MUST NOTIFY THE CORPORATION IN WRITING, BEFORE THE VOTE ON THE PLANS, OF HIS OR HER INTENT TO DEMAND THE FAIR VALUE OF THE SHARES OWNED BY HIM OR HER AND MUST NOT VOTE IN FAVOR OF THE PLANS, BUT MUST VOTE AGAINST THE PLANS. A STOCKHOLDER'S FAILURE TO VOTE AGAINST ANY PROPOSAL WHICH IS SUBJECT TO DISSENTERS' RIGHTS
(INCLUDING RETURNING AN UNMARKED PROXY CARD) WILL CONSTITUTE A WAIVER OF APPRAISAL RIGHTS AND WILL PRECLUDE THE STOCKHOLDER FROM EXERCISING DISSENTERS' RIGHTS.

   THE CORPORATION'S ADDRESS FOR ASSERTING DISSENTERS' RIGHTS IS BIG SKY TRANSPORTATION CO., 1601 AVIATION PLACE, BILLINGS, MT 59105.

   After the Plan has been approved by the Board of Directors and stockholders, the Corporation will send to all stockholders who have filed an intent to demand the fair value of their shares a notice containing (i) the address to which a demand for payment must be sent and the date by which it must be received, (ii) a form to be used to demand payment and (iii) a copy of 35-1-826 through 35-1-839 and a brief description of the procedures to be followed under those sections. The dissenting stockholder must demand payment and deposit his or her stock certificates with the Corporation within 30 days after such notice was given.

   After the Corporation receives a valid demand for payment, it will remit to each dissenting stockholder the amount the Corporation deems to be the fair value of the shares plus interest, certain financial information, a description of the method used in determining fair value, copies of the applicable provisions of Montana statutes, and a description of the procedures to be followed in demanding supplemental payment.

   If a dissenting stockholder believes that the amount remitted by the Corporation is less than the fair value of the shares, plus interest, the dissenter may give written notice to the Corporation of his or her own estimate of the fair value, plus interest, within 30 days after the Corporation mails the remittance and demand payment of the difference. In that event, the Corporation must, within 60 days of receiving the demand, either pay the amount the dissenter has demanded or file in court a petition requesting that the court determine the fair value. The fair value determined by the court is binding on all stockholders. The court having jurisdiction over any such petition by the corporation or to which stockholders may petition for determination of fair value is the Montana 13th District Court, Yellowstone County, P.O. Box 35030, Billings, MT 59107-5030.


UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED IN FAVOR OF ALL SIX PROPOSALS PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS.

Stockholder Proposals: Proposals by stockholders which are intended for inclusion in the Corporation's proxy materials and to be presented at the next annual meeting of the stockholders, presently scheduled to be held on Thursday, January 16, 1997, must be received by the Corporation at its principal offices no later than August 15, 1996.

Dissenters' Right of Appraisal: With the exception of the Organizational Restucture Plan and the Plan of Recapitalization, the proposals contained in this Proxy Statement will not give rise to any rights of appraisal to a dissenting shareholder.

Other Matters: The Board of Directors of the Corporation does not intend to present any business to this year's meeting, other than as specifically set forth in the Notice of Annual Meeting of Stockholders. Further, the Directors presently know of no other business to come before this meeting. However, should other matters be brought before the meeting, the proxies will vote on such matters based on their judgment of the best interests of the Corporation.


Proxy Soliciting: The cost of soliciting proxies, including the cost of preparing and mailing the Notice of the Annual Meeting of Stockholders and this Proxy Statement, will be paid by the Corporation. Solicitation primarily will be by mailing of this Proxy Statement to all stockholders entitled to vote at the meeting.

Proxies may be solicited personally by officers of the Corporation; however, no compensation in addition to their regular compensation as officers will be provided. The Corporation will reimburse brokers, banks and those holding shares in their names for others for the reasonable cost of forwarding proxy material to, and obtaining proxies from, their principals.

The accompanying proxy ballot is solicited by the Board of Directors of Big Sky Transportation Co. in connection with the Annual Meeting of Stockholders of the Corporation to be held in the Skybridge Room, located on Level 2 of the Billings Sheraton Hotel, 27 North 27th Street, Billings, Montana, at 3:30 p.m. (local time) on March 21, 1996, and any adjournments of this meeting. Proxies may be revoked at any time prior to their being voted, by giving written notice of revocation to the Corporate Secretary. Unless so revoked, all properly executed proxies will be voted. This Proxy Statement is being mailed to stockholders prior to February 12, 1996.

                          On Behalf of the Board of Directors of
                          BIG SKY TRANSPORTATION CO.,



                          /s/ Terry D. Marshall
                          TERRY D. MARSHALL
                          President/CEO


                          /s/ Craig Denney
Billings, Montana         CRAIG DENNEY
May 8, 1996               Corporate Secretary

                     AFFIDAVIT OF LOST STOCK CERTIFICATE

STATE OF               )
                    :  ss.
County of              )


               , being first duly sworn upon his\her oath, deposes and states as follows:

   1. I am the true and lawful, present and sole owner of the following certificates of stock of Big Sky Transportation Co., which I believe have been (lost - stolen - destroyed) (circle one):

   Certificate No.     No. of Shares      Name in Which Issued



   2. I believe that said Certificate(s) of stock have been (lost - stolen - destroyed) (circle one) because:



   3. I further state that said Certificate(s) was/were not endorsed, that it/they were not pledged, sold, delivered, transferred or assigned, ant that I hereby agree that in the event of the recovery of any one or more of the certificate(s) at any time, after the issuance of a new certificate in place thereof, I will cause the same to be returned to the Corporation for cancellation.

   4. I hereby agree to indemnify and hold free and harmless Big Sky Transportation Co. from any and all manner of loss, damage, and liability, arising from, or be reason of the action of Big Sky Transportation Co. in issuing to me stock certificates of the capital stock of Big Sky Transportation Co. in place of said stock certificate(s), above described, which have been (lost - stolen - destroyed) (circle one).

   5. This Affidavit is being made to induce Big Sky Transportation Co. and Continental Stock Transfer & Trust Co., transfer agent, to issue new or replacement stock certificates to me in place of the certificates that have been (lost - stolen - destroyed) (circle one) in accordance with my representations above.

   I certify and state that the above statements are true.



   SUBSCRIBED AND SWORN to before me this        day of              , 1996.



                                Notary Public for the State of

(SEAL)                          Residing at

                                My Commission expires:

                        MONTANA CODE ANNOTATED
                 TITLE 35. CORPORATIONS, PARTNERSHIPS,
                           AND ASSOCIATIONS
                   CHAPTER 1.  BUSINESS CORPORATIONS
                 PART 8.  MERGER, CONSOLIDATION, SHARE
                     EXCHANGE, AND SALE OF ASSETS


35-1-823.  Sale of assets other than in regular course of business.

   (1) A corporation may sell, lease, exchange, or otherwise dispose of all or substantially all of its property, which may include good will, otherwise than in the usual and regular course of business, on the terms and conditions and for the consideration determined by the corporation's board of directors if the board of directors proposes and its shareholders approve the proposed transaction.

   (2) For a transaction under this section to be authorized:

       (a)the board of directors shall recommend the proposed transaction to the shareholders unless the board of directors determines that because of conflict of interest to other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the submission of the proposed transaction; and

       (b)the shareholders entitled to vote shall approve the transaction.

   (3) The board of directors may condition its submission of the proposed transaction on any basis.

   (4) The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders' meeting in accordance with 35-1-520. The notice must also state that the purpose or one of the purposes of the meeting is to consider the sale, lease, exchange, or other disposition of all or substantially all the property of the corporation and must contain or be accompanied by a description of the transaction.

   (5) Unless the articles of incorporation, or the board of directors acting pursuant to subsection (3), require a greater vote or a vote by voting groups, the transaction to be authorized must be approved by an affirmative vote of two-thirds, or a majority if authorized by subsection (8), of the votes entitled to be cast on the transaction.

   (6) After a sale, lease, exchange, or other disposition of property is authorized, the transaction may be abandoned, subject to any contractual rights, without further shareholders' action.

   (7) A transaction that constitutes a distribution is governed by 35-1-712 and not by this section.

   (8) A majority of votes cast by the shareholders is sufficient to constitute approval by the corporation if a statement to that effect is included in the articles of incorporation but only if:

       (a)the statement is included in the articles of incorporation at the time the initial articles of incorporation were filed; or

       (b)the statement is included in an amendment to the articles of incorporation approved by an affirmative vote of two-thirds of the votes entitled to be cast on the amendment pursuant to 35-1-227.


35-1-826.  Definitions.

   As used in 35-1-826 through 35-1-839, the following definitions apply:

   (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

   (2) "Corporation" includes the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

   (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under 35-1-827 and who exercises that right when and in the manner required by 35-1-829 through 35-1-837.

   (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation of depreciation in anticipation of the corporate action unless exclusion would be inequitable.

   (5) "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if the corporation has no loans, at a rate that is fair and equitable under all the circumstances.

   (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial shareholder to the extent of the rights granted by a nominee certificate on file with a corporation.

   (7) "Shareholder" means the record shareholder or the beneficial shareholder.

35-1-827. Right to dissent.

   (1) A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate action:

       (a)consummation of a plan of merger to which the corporation is a party if:

           (i)shareholder approval is required for the merger by 35-1-815 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

           (ii)the corporation is a subsidiary that is merged with its parent corporation under 35-1-815;

        (b)consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the plan;

       (c)consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

       (d)an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

            (i)   alters or abolishes a preferential right of the shares;
            (ii) creates, alters, or abolishes a right in respect of redemption, including a provision with respect to a sinking fund for the redemption or repurchase of the shares;

            (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

            (iv) excludes or limits the right of the shares to be voted on any matter or to cumulate votes,other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

            (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share created is to be acquired for cash under 35-1-621; or

       (e) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and to obtain payment for their shares.

   (2) A shareholder entitled to dissent and to obtain payment for shares under 35-1-826 through 35-1-839 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


35-1-828.  Dissent by nominees and beneficial owners.

   (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

   (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

       (a) he submits to the corporation the record shareholder's written consent to the dissent not latter than the time the beneficial shareholder asserts dissenters' rights; and

       (b) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.


35-1-829.  Notice of dissenters' rights.

   (1) If a proposed corporate action creating dissenters' rights under 35-1-827 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under 35-1-826 through 35-1-829 and must be accompanied by a copy of 35-1-826 through 35-1-839.

   (2) If a corporate action creating dissenters' rights under 35-1-827 is taken without a vote of shareholders, the corporation shall give written notification to all shareholders entitled to assert dissenters' rights that the action was taken and shall send them the dissenters' notice described in 35-1-831.


35-1-830.  Notice of intent to demand payment.

   (1) If proposed corporate action creating dissenters' rights under 35-1-827 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

       (a) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

       (b)may not vote his shares in favor of the proposed action.

   (2) A shareholder who does not satisfy the requirements of subsection (1)
(a) is not entitled to payment for his shares under 35-1-826 through 35-1-839.



35-1-831.  Dissenters' notice.

   (1) If proposed corporate action creating dissenters' rights under 35-1-827 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of 35-1-830.

   (2) The dissenters' notice must be sent no later than 10 days after the corporate action was taken and must:

       (a)state where the payment demand must be sent and where and when certificates for certified shares must be deposited.

       (b)inform shareholders of uncertificated shares to what extent transfer of the shares will be restricted after the payment is received.

       (c)supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the person asserting dissenters' rights to certify whether or not he acquired beneficial ownership of the shares before that date;

       (d)set a date by which the corporation must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date the required notice under subsection (1) is delivered; and

       (e)be accompanied by a copy of 35-1-826 through 35-1-839.

356-1-832.  Duty to demand payment.

   (1) A shareholder sent a dissenters' notice described in 35-1-831 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notices pursuant to 35-1-831(2)(c), and deposit his certificates in accordance with the terms of the notice.

   (2) The shareholder who demands payment and deposits his certificates under subsection (1) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

   (3) A shareholder who does not demand payment or deposit his certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under 35-1-826 through 35-1-839.


35-1-833.  Share restrictions.

   (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under 35-1-835.

   (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


35-1-834.  Payment.

   (1) Except as provided in 35-1-836, as soon as the proposed corporate action is taken or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with 35-1-832 the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest.

   (2) The payments must be accompanied by:

       (a)the corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

       (b)a statement of the corporation's estimate of the fair value of the shares.

       (c)an explanation of how the interest was calculated.

       (d)a statement of the dissenter's right to demand payment under 35-1-837; and

       (e)a copy of 35-1-826 through 35-1-839.


35-1-835.  Failure to take action.

   (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under 35-1-831 and repeat the payment demand procedure.


35-1-836.  After-acquired shares.

   (1) A corporation may elect to withhold payment required by 35-1-834 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (2) To the extent the corporation elects to withhold payment under subsection (1), after taking the proposed corporate action, the corporation shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under 35-1-837.


35-1-837.  Procedure if shareholder dissatisfied with payment or offer.

   (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due and may demand payment of the dissenter's estimate, less any payment under 35-1-834, or reject the corporation's offer under 35-1-836 and demand payment of the fair value of the dissenter's shares and the interest due if:

       (a)the dissenter believes that the amount paid under 35-1-834 or offered under 35-1-836 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

       (b)the corporation fails to make payment under 35-1-834 within 60 days after the date set for demanding payment; or

       (c)the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

   (2) A dissenter waives the right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection
(1) within 30 days after the corporation made or offered payment of his shares.




35-1-838. Court action.

   (1) If a demand for payment under 35-1-837 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (2) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or if its principal office is not located in this state, where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (3) The corporation shall make all dissenters whose demands remain unsettled, whether or not residents of this state, parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law.

   (4) The jurisdiction of the district court in which the proceeding is commenced under subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it.
The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (5) Each dissenter made a party to the proceeding is entitled to judgment:

       (a)for the amount, if any, by which the court finds the fair value of the dissenter's shares plus interest exceeds the amount paid by the corporation; or

       (b)for the fair value plus accrued interest of his after-acquired shares for which the corporation elected to withhold payment under 35-1-836.


35-1-839.  Court costs and attorney fees.

   (1) The court in an appraisal proceeding commenced under 35-1-838 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the ours may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under 35-1-837.

   (2) The court may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

       (a)against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of 35-1-829 through 35-1-837; or

       (b)against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by 35-1-826 through 35-1-839.

   (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award the counsel reasonable attorney fees to be paid out of the amounts awarded the dissenters who were benefited.

                    AGREEMENT GRANTING STOCK OPTION


   BigSky Transportation Co., a Montana corporation, of 1601 Aviation Place, Billings, Montana, 59105, hereinafter "BigSky Transco," does grant unto Brent
L. Johnson the stock options described below, effective July 17, 1995, and enters into the following covenants and agreements with him as set forth herein. Brent L. Johnson, by execution of this document, does accept the grant of option and the covenants and agreements contained herein.

   1. GRANT OF OPTION: BigSky Transco grants unto Brent L. Johnson the option to purchase up to 50,000 shares of its common stock as further set forth herein:

       a. Brent L. Johnson shall have the option to purchase up to 30,000 shares at $.125 per share upon successful completion of performance goals established by the Board in areas of acquisition and merger and/or business development originated or obtained by him and approved by the Board of Directors of BigSky Transco, said price being the market value of BigSky Transco common stock on the effective date of this Agreement.

       b. Brent L. Johnson shall have the additional option to purchase up to 20,000 share upon successful performance of his duties, as determined within the sole discretion of the Board of Directors of BigSky Transportation Co. at $.15 per share, being greater than the market value of BigSky Transco common stock on the effective date of this Agreement.

   This option may be exercised in whole or in part by the delivery of (i) written notice of exercise to BigSky Transco specifying the number of common shares to be purchased, and (ii) payment of the full price of such common shares in the amount of the option price per share. However, any unexercised option rights granted herein shall expire in their entirety either ninety
(90) days after approval of such merger or acquisition by the BigSky Transco Board of Directors or upon the termination of Brent L. Johnson's employment with BigSky Transco, whichever is later. The purchase of a portion of the 50,000 shares pursuant to this option shall not extend the option rights beyond such expiration date.

    The exercise price of the stock option granted hereunder, or a portion thereof, may be paid:
      (a) In United States dollars, in cash or by cashier's check, certified check, bank draft or money order, payable to the order of BigSky Transco in an amount equal to the option price. Not less than 1,000 common shares may be purchased at one time. Until the common shares represented by an exercise of all or a portion of the stock option are issued to the optionee, he shall have none of the rights of a shareholder.

   2. CONSIDERATION FOR THE OPTION: This option is granted in recognition by BigSky Transco of the agreement by Brent L. Johnson to provide services to BigSky Transco as Special Assistant for Mergers and Acquisitions and in consideration of the covenants of optionee as set forth herein.

   3. CORPORATE AUTHORITY: BigSky Transco represents that the granting of this option is done with full corporate authority.

   4. RESTRICTION ON TRADING: The parties acknowledge that neither this Stock Option nor any other option to buy common stock of BigSky Transco is available for sale or trade and that there is no readily ascertainable market for this option. The parties agree that neither this Stock Option nor any right hereunder shall be traded or sold either by public or private sale, provided that this Stock Option shall impose no restriction on the sale or trading of stock issued hereunder, except as expressly stated in paragraph 8 below.

   5. RESTRICTION ON ASSIGNABILITY: Without first obtaining the consent of BigSky Transco, Brent L. Johnson may not assign his rights pursuant to this option, except that assignment is permissible by will or under the laws of descent and distribution or by operation of law. No right or interest of Brent L. Johnson in the stock options hereunder shall be liable for, or subject to, any lien, obligation or liability of Brent L. Johnson, nor assignable to or for the benefit of any creditors of Brent L. Johnson, nor subject to any claims of any creditors of Brent L. Johnson.

   6. NO RESTRICTION TO COVENANTS: Each party represents to the other that the execution and performance of this agreement does not violate any restriction to which they are subject.

   7. COVENANT OF OPTIONEE: During the option period set forth in paragraph 1 above, Brent L. Johnson agrees to conduct himself in a manner towards BigSky Transco which at all times shall be in the best interests of BigSky Transco and in furtherance of the public image of BigSky Transco and its business purposes.

   8. DISPOSITION OF COMMON SHARES: If Brent L. Johnson disposes of common shares acquired on the exercise of any option granted hereunder by sale or exchange either
          (i) within two years after the date of the grant of the stock option under which the stock was acquired, or
          (ii) within one year after the acquisition of such shares, Brent L. Johnson shall notify BigSky Transco of such disposition and of the amount realized upon such disposition. The exercise of the options granted herein shall be effective only at such time as counsel to BigSky Transco shall have determined that issuance and delivery of shares of common stock will not violate any state or federal securities or other laws. Brent
               L. Johnson agrees that as a condition of the effectiveness of any exercise of options granted herein he shall, if requested by BigSky Transco, agree in writing that all shares to be acquired pursuant to this Agreement shall be held for his own account without a view to any further distribution thereof and that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state laws. BigSky Transco may, in its sole discretion, defer the effectiveness of any exercise of an option granted hereunder in order to allow the issuance of shares of common stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. BigSky Transco shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of common stock to be issued hereunder or to effect similar compliance under any state laws. The transfer of common shares may also be restricted by applicable provisions of the Securities Act of 1933, as amended. BigSky Transco shall inform Brent L. Johnson in writing of its decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the effectiveness of the exercise of an option has been deferred, Brent L. Johnson may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

   9. MERGER, CONSOLIDATION OR TENDER OFFER: During the term of this Stock Option, BigSky Transco will provide Brent L. Johnson with notice of the general terms and conditions of any proposed merger, reorganization, or similar transaction prior to the consummation of the proposed transaction. Brent L. Johnson shall have two (2) weeks from the date of the notice within which to exercise the options granted hereunder. Written notice of exercise shall be delivered by Brent L. Johnson to BigSky Transco prior to expiration of the two (2)-week period. However, in the event that the proposed merger, reorganization, or similar transaction is one which was originated or obtained by Brent L. Johnson and approved by the BigSky Transco Board of Directors, Brent L. Johnson shall have ninety (90) days from the date of approval of said transaction by the BigSky Transco Board of Directors within which to exercise the options granted hereunder and written notice of exercise shall be delivered prior to the expiration of said ninety (90)-day period.
   In the event that the outstanding common shares of BigSky Transco are hereafter changed into or exchanged for a different number of kind of shares or other securities of BigSky Transco by reason of merger, consolidation, other reorganization, recapitalization, reclassification, a combination of shares, stocks split up or stock dividend and in the event Brent L. Johnson does not exercise the options created hereunder as provided in the preceding paragraph, said options shall expires, be unenforceable and shall have no force and effect.
   Upon any dissolution or liquidation of the company or any merger or combination in which the company is not a surviving corporation, any outstanding stock option granted hereunder shall terminate.

10. NOTICES: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered to an officer or agent of said party or sent by United States mail, Certified Mail, Return Receipt Requested, to the addressee's mailing address. Either party by proper notice to the other may designate any other address for the giving of notice. Any notice shall be effective when personally delivered to an officer or agent of said party or, if mailed as provided herein, on the earlier of actual receipt or three days after the date deposited in the mail.

   BigSky Transco:     BigSky Transportation Co.
                       1601 Aviation Place
                       Billings, Montana 59105

   Brent L. Johnson:   Brent L. Johnson
                       1101 Strawberry Avenue
                       Billings, Montana 59105-1969

   11. GOVERNMENT AND OTHER REGULATIONS: The obligation of BigSky Transco to issue, transfer, and deliver common shares for the stock options exercised hereunder shall be subject to all applicable laws, regulations, rules, orders, and approval which shall then be in effect and required by the relevant stock exchanges on which the common shares are traded and by government agencies as the company shall deem necessary or advisable. Any determination in this connection by BigSky Transco shall be final, binding, and conclusive.
    IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below:
    EXECUTED by Big Sky Transportation Co. on the 15th day of August, 1995.

                                BIG SKY TRANSPORTATION CO.

                                By: /s/ Terry D. Marshall
                                      Its:  President/CEO


ATTEST:

/s/ Craig Denney



      EXECUTED by Brent L. Johnson on the 15th day of August, 1995.

                    /s/ Brent L. Johnson
                        BRENT L. JOHNSON

                        BIG SKY TRANSPORTATION CO.
                        1996 STOCK BONUS PLAN


   The Board of Directors of Big Sky Transportation Co. (the "Corporation") hereby adopts this 1996 Stock Bonus Plan on this 10th day of January, 1996.

1. Purpose of Plan.

   This Stock Bonus Plan (the "Plan") is intended to promote the interests of Big Sky Transportation Co. (the "Corporation") by providing the employees and directors of the Corporation and its subsidiaries, who are largely responsible for the management, growth, and protection of the Corporation, with incentives and rewards to encourage them to continue in the employment of the Corporation or its subsidiaries and to excel in the performance of their duties.

2. Stock Subject to the Plan.

   Under this Plan, shares of the Corporation's common stock (the "Common Stock") may be awarded to employees and directors. The aggregate number of shares of common stock which may be issued under the Plan shall not exceed 540,000 of the Corporation's $.10 par value (or 180,000 shares of no par value if such stock is authorized and issued in accordance with the Corporation's proposed Plan of Recapitalization, which shall cause the Corporation's existing stock to be cancelled and replaced). However, in no fiscal year shall more than 300,000 shares of the Corporation's existing $.10 par value (or 60,000 shares of the proposed no par value stock under the Plan of Recapitalization). Shares issued in accordance with the Plan may be newly issued shares, or treasury shares, at the discretion of the Corporation.

3. Administration of Plan.

   The Plan shall be administered from time to time either by the Board of Directors of the Corporation or by a committee of the Board of Directors consisting of two or more persons. This administrative body is referred to as the "Committee". No member of the Committee shall be eligible, nor have been eligible for at least one year, to be granted stock bonuses or other awards under other stock plans or stock options plans of the Corporation. Provided, however, that if the Board of Directors acts as the Committee, then stock may be granted to members of the Board of Directors if a majority of the Directors and a majority of the Directors participating in the grant are not eligible and have not been eligible for at least one year to be granted awards under the Plan or options or other stock options of the Corporation. The Corporation shall from time to time designate key employees and directors of the Corporation and its subsidiaries who shall be granted awards under this Plan and the number of shares to be awarded to each such employee.

   The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

4. Eligibility.

   The persons who shall be eligible to receive awards of Common Stock pursuant to this Plan shall be such key employees (including officers, whether or not they are directors) of the Corporation, or any subsidiary, as the Committee shall select from time to time. "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, stock with more than 50% of the total voting power of all classes of stock of such corporation.

5. Terms and Conditions of Awards.

   Common Stock awarded pursuant to this Plan shall be authorized by action of the Board of Directors or the Committee and may be evidenced by further agreements in such form as the Board or Committee shall from time to time approve. All awards shall be subject to the following terms and conditions.

   a.  Ten percent (10%) limitation.

       No Common Stock shall be awarded under this Plan to any person who is or shall become thereby a 10% shareholder of the Corporation's Common Stock unless the provisions of 422(c)(5) of the Internal Revenue Code are satisfied with respect to the exercise of any options to acquire Common Stock. In calculating the 10% limitation, all of the recipient's outstanding options to acquire the Corporation's Common Stock shall be included.

   b.  $100,000 Limitation.

       In no event shall any Common Stock be awarded under this Plan to any person who is or shall become thereby a recipient who exceeds the $100,000 per year limitation set forth in 422(d)(1).

   c.  Adjustment Upon Changes in Stock.

       If any change is made in the Common Stock subject to this Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise) appropriate adjustments shall be made as to the maximum number of shares subject to the Plan and the number of shares to be awarded under the Plan.

   e.  Rights as a Stockholder.

       No person shall have any rights as a stockholder with respect to any Common Stock awarded under this Plan until the date of issuance of a stock certificate to him or her for such shares.

6. Securities Matters.

   The award of any Common Stock hereunder shall only be effective at such time as counsel to the Corporation shall have determined that the issuance and delivery of shares of Common Stock pursuant to such award will not violate any state or federal securities or other laws. The employee receiving an award under this Plan may be required by the Corporation, as a condition of the effectiveness of any award granted hereunder, to agree in writing that all shares of Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state laws. The Corporation may, in its sole discretion, defer the effectiveness of any award of Common Stock granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.

   The Corporation shall inform the recipient of any award under this Plan in writing of its decision to defer the effectiveness of the award granted hereunder. During the period that the effectiveness of the award has been deferred, the recipient may, by written notice, withdraw such award.

7. Amendment of the Plan

   The Board of Directors of the Corporation may suspend or discontinue this Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the stockholders no revision or amendment shall change the number of shares subject to the Plan, except as provided in Section 5(d), or change the class of eligible employee.

8. Amendment of Articles of Incorporation.

   In order to implement this Plan Article Sixth of the Articles of Incorporation of Big Sky Transportation Co. shall be amended by adding the additional subparagraph, as appropriate:

   (a) If proposed Plan of Recapitalization is not in effect:

       Shares to Officers, Directors, or Employees:

       As determined appropriate by the Board of Directors (or a committee of the Board), the Corporation may issue up to 540,000 of the Corporation's $.10 par value Common Stock, as incentives or for compensation. However, in no fiscal year shall more than 300,000 shares of the Corporation's no par value Common Stock be issued to directors, officers, or employees of the Corporation. Nor more than 300,000 shares of $.10 par value Common Stock shall be issued per fiscal year to directors, officers or employees of the Corporation, as such, as incentives or for compensation.

   (b) If proposed Plan of Recapitalization is in effect:
       Shares to Officers, Directors, or Employees:

       As determined appropriate by the Board of Directors (or a committee of the Board), the Corporation may issue up to 180,000 of the Corporation's no par value Common Stock, as incentives or for compensation. However, in no fiscal year shall more than 60,000 shares of the Corporation's no par value Common Stock be issued to directors, officers, or employees of the Corporation. Nor more than 60,000 shares of no par value Common Stock shall be issued per fiscal year to directors, officers or employees of the Corporation, as such, as incentives or for compensation.

9. Effective Date and Term of Plan.

   This 1996 Stock Bonus Plan was adopted by the Board of Directors of the Corporation on January 10, 1996, subject to the approval of the shareholders at their next Annual Meeting.

   ADOPTED by the Board of Directors of Big Sky Transportation Co. on January 10, 1996.


                                /s/ Terry D. Marshall
                                TERRY D. MARSHALL, President/CEO, Director

                      BIG SKY TRANSPORTATION CO.
                        1996 STOCK OPTION PLAN

   The Board of Directors of Big Sky Transportation Co. (the "Corporation") hereby adopts this 1996 Stock Option Plan on this 10th day of January, 1996.

1. Purpose of the Plan

   This Stock Option Plan (the "Plan") is intended to promote the interests of Big Sky Transportation Co. (the "Corporation") by providing the employees of the Corporation and its subsidiaries, who are largely responsible for the management, growth and protection of the business, with incentives and rewards to encourage them to continue in the employ of the Corporation or its subsidiaries.

2. Stock Subject to the Plan

   Under this Plan, options may be granted for shares of the Corporation's Common Stock (the "Common Stock"). The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 500,000 of the Corporation's $.10 par value (or 100,000 shares of no par value stock if such stock is authorized and issued in accordance with the Corporation's proposed Plan of Recapitalization, which shall cause the Corporation's existing stock to be cancelled and replaced). However, in no calendar year may options be granted for more than 100,000 shares of the Corporation's existing $.10 par value stock (nor 20,000 shares of the proposed no par value stock under the Plan of Recapitalization). Shares issued upon exercise of options may be either newly issued shares or treasury shares, at the discretion of the Corporation. If any outstanding option under the Plan for any reason expires or is terminated, the shares allocable to the unexercised portion of such option may again be subject to an option under the Plan.

3. Administration of the Plan

   The Plan shall be administered from time to time either by the Board of Directors of the Corporation or by a committee of the Board of Directors consisting of three or more persons. The administrative body is referred to herein as the "Committee." No member of the Committee shall be eligible, nor have been eligible for at least one year, to be granted options or other awards under the Plan or any other stock plan of the Corporation, except that, if the Board of Directors acts as the Committee, then options may be granted to members of the Board of Directors if a majority of the directors and a majority of the directors participating in the grant are not eligible and have not been eligible for at least one year to be granted options or other awards under the Plan or any other stock plan of the Corporation. The Committee shall from time to time designate the key employees of the Corporation and its subsidiaries who shall be granted stock options under the Plan and the number of shares of stock to be optioned to each such employee.

   The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

4. Eligibility

   The persons who shall be eligible to receive options pursuant to this Plan shall be such key employees (including officers, whether or not they are directors) of the Corporation, or any subsidiary, as the Committee shall select from time to time. "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, stock with more than 50% of the total voting power of all classes of stock of such corporation.

5. Terms and Conditions of Options

   Stock options granted pursuant to the Plan may be incentive stock options intended to qualify under the requirements of 422 of the Internal Revenue Code (the "Code") or options without special tax status.

   Stock options granted pursuant to the Plan shall be authorized by action of the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

   (a) Option Price

   The option price of any option granted under the Plan shall be not less than 100% of the fair market value of the Common Stock on the date of the grant of such option. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of a share of Common Stock shall be as reasonably determined by the Committee, but shall not be less than
      (i) the closing price of the stock on the Pacific Stock Exchange on the date as of which fair value is being determined or
      (ii) if the Common Stock is not then traded on the Pacific Stock Exchange or some other national securities exchange, the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities
           Dealers Automated Quotation System. However, the option price shall be 110% of the fair market value of the Common Stock on the date of the grant of such option if the proposed recipient is or shall become a 10% shareholder of the Corporation's Common Stock, in accordance with 422(c)(5).

   (b) Term and Exercise of Options

   (1) Each option granted under the Plan shall be exercisable on such date or dates, during such period (not exceeding five years) and for such number of shares as shall be determined by the Committee and set forth in the stock option agreement with respect to such option, except that no option granted hereunder may be made exercisable during the first year of its term, except upon the death or disability of the optionee.

   (2) Any option granted under the Plan may be exercised by notifying the Corporation of such exercise prior to the termination of such option. The option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable; provided, however, that in lieu of cash an optionee may, with the approval of the Committee, exercise his option by tendering to the Corporation shares of the Common Stock of the Corporation, owned by him and with the certificates therefor registered in his name, having a fair market value equal to the cash exercise price of the shares being purchased.

   (3) During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferrable by him otherwise than by will or the laws of descent and distribution.

   (4) In no event shall any options be granted under the Plan to any recipient which exceed the $100,000 per year limitation set forth in 422(d)(1).

   (c) Effect of Termination of Employment

   (1) In the event that an optionee shall cease to be employed by the Corporation or its subsidiaries for any reason other than his gross and willful misconduct or his death, such optionee shall have the right to exercise the option at any time within three months after such termination of employment to the extent of the full number of shares he was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

   (2) In the event that an optionee shall cease to be employed by the Corporation or its subsidiaries by reason of his gross and willful misconduct during the course of his employment, including, but not limited to, wrongful appropriation of funds of his employer or the commission of a felony, the option shall be terminated as of the date of the misconduct.

   (3) If the optionee shall die while in the employ of the Corporation or a subsidiary or within three months after termination of employment for any reason other than gross and willful misconduct and shall not have fully exercised the option, such option may be exercised at any time within nine months after his death by the executors or administrators of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he was entitled to purchase under the option on the date of death, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

   (d) Adjustment Upon Changes in Stock

   If any change is made in the Common Stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise) appropriate adjustments shall be made as to the maximum number of shares subject to the Plan, and the number of shares and price per share of stock subject to outstanding options.

   (e) Rights as a Stockholder

   No person shall have any rights as a stockholder with respect to any shares covered by an option granted pursuant to the Plan until the date of the issuance of a stock certificate to him for such shares.

6. Securities Matters

   The exercise of any option granted hereunder shall only be effective at such time as counsel to the Corporation shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. The employee desiring to exercise an option may be required by the Corporation, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all shares of Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state laws. The Corporation may, in its sole discretion, defer the effectiveness of any exercise of an option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.

   The Corporation shall inform the optionee in writing of its decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the effectiveness of the exercise of an option has been deferred, the optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

7. Amendment of the Plan

   The Board of Directors of the Corporation may suspend or discontinue this Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the stockholders no revision or amendment shall change the number of shares subject to the Plan, except as provided in Section 5(d), or change the class of eligible employee.

8. Effective Date and Term of Plan

   The Plan was adopted by the Board of Directors of the Corporation on January 10, 1996, subject to the approval of the shareholders at their next Annual Meeting. The Plan shall terminate on January 10, 2006. Options may be granted under this Plan at any time subsequent to adoption of the Plan by the Board of Directors and prior to the termination date.

   ADOPTED by the Board of Directors of Big Sky Transportation Co. on January 10, 1996.


                                /s/ Terry D. Marshall
                                TERRY D. MARSHALL, President/CEO, Director

********************************************************************************

                         BIG SKY TRANSPORTATION CO.
                             1601 AVIATION PLACE
                             BILLINGS, MT 59105
            ANNUAL MEETING OF STOCKHOLDERS, JULY 18, 1996

     The undersigned appoints Terry D. Marshall and Jon Marchi as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Big Sky Transportation Co., held of record by the undersigned on June 5, 1996 at the Annual Meeting of Stockholders to be held at 3:30 p.m. July 18, 1996 or any adjournment thereof.

              PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING.

The Board recommends votes FOR proposals (1) thru (8).

(1) To elect directors : Jack K. Daniels, Craig Denney, Jon Marchi, Terry D. Marshall, Alan D. Nicholson and Stephen D. Huntington.

FOR all nominees        WITHHOLD   (INSTRUCTIONS : To withhold authority to vote
  listed above         AUTHORITY    for any individual nominee, strike a line
(except as marked     to vote for   through the nominee's name in the list
 to the contrary)    all nominees   above).
                     listed above
     ___                  ___

(2) To ratify and approve the appointment of KPMG Peat Marwick as independant auditors.

     ___ FOR           ___ AGAINST        ___ ABSTAIN

(3) To ratify and approve the Open Market Repurchase Plan.

     ___ FOR           ___ AGAINST        ___ ABSTAIN

(4) To approve the 1996 Stock Option Plan.

     ___ FOR           ___ AGAINST        ___ ABSTAIN

(5) To ratify and approve the Special Stock Option Plan.

     ___ FOR           ___ AGAINST        ___ ABSTAIN

(6) To approve the 1996 Stock Bonus Plan.

     ___ FOR           ___ AGAINST        ___ ABSTAIN

(7) To approve the Organizational Restructure Plan.
    To reorganize the Corporation into a parent/subsidiary structure.

     ___ FOR           ___ AGAINST        ___ ABSTAIN

(8) To approve the Plan of Recapitalization.
    To reduce the Corporation's oustanding shares through a combined reverse stock split/stock dividend and to eliminate par value.

     ___ FOR           ___ AGAINST        ___ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.
                                       THIS PROXY IS SOLICITED ON BEHALF
                                           OF THE BOARD OF DIRECTORS
                             _________________________________________________
                              (Please sign name(s) exactly as printed at left)

                             _________________________________________________
                                   (If there are co-owners, both must sign)

                             DATED: __________________________________________
                                    (Month)           (Day)            (Year)

                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
********************************************************************************